Exhibit 10.1

Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

OFFICE LEASE

This Office Lease (this “Lease”), dated as of the date set forth in Section 1.1, is made by and between BRE/COH OH LLC, a Delaware limited liability company (“Landlord”), and NAVIDEA BIOPHARMACEUTICALS, INC., a Delaware corporation (“Tenant”). The following exhibits are incorporated herein and made a part hereof: Exhibit A (Outline of Premises); Exhibit B (Work Letter); Exhibit C (Form of Confirmation Letter); Exhibit D (Rules and Regulations); Exhibit E ([Intentionally Omitted]); Exhibit F (Additional Provisions); Exhibit F-1 (Form of Letter of Credit); and Exhibit F-2 (Outline of Potential Refusal Space).

1	BASIC LEASE INFORMATION

1.1	Date:	August 29, 2013

1.2	Premises.

1.2.1	“Building”:	5600 Blazer Parkway, Dublin, Ohio, commonly known as Blazer I.

1.2.2	“Premises”:	Subject to Section 2.1.1, 24,710 rentable square feet of space located on the second (2nd) floor of the Building and commonly known as Suite 200, the outline and location of which is set forth in Exhibit A. If the Premises include any floor in its entirety, all corridors and restroom facilities located on such floor shall be considered part of the Premises.

1.2.3	“Property”:	The Building, the parcel(s) of land upon which it is located, and, at Landlord’s discretion, any parking facilities and other improvements serving the Building and the parcel(s) of land upon which such parking facilities and other improvements are located.

1.2.4	“Project”:	The Property or, at Landlord’s discretion, any project containing the Property and any other land, buildings or other improvements.

1.3	Term

1.3.1	Term:	The term of this Lease (the “Term”) shall commence on the Commencement Date and end on the Expiration Date (or any earlier date on which this Lease is terminated as provided herein).

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1.3.2	“Commencement Date”:	The earlier of (i) the first date on which Tenant conducts business in the Premises, or (ii) the date occurring the Maximum Number (defined below) of days after the date (the “Delivery Date”) on which Landlord tenders exclusive possession of the Premises to Tenant free from occupancy by any party. As used herein, “Maximum Number” means 150; provided, however, that if, as a result of any breach by Landlord on the Delivery Date of its obligations under Section 7.1, and despite Tenant’s use of any available reasonable efforts to mitigate the effects of such breach (such as the payment of overtime rates after consultation with Landlord), the substantial completion of the Tenant Improvement Work (defined in Exhibit B) is delayed beyond the date occurring 150 days after the Delivery Date, then the Maximum Number shall be increased by one (1) for each day of such delay beyond such date. Landlord shall be responsible for the reasonable costs of any reasonable efforts by Tenant to mitigate the effects of a breach by Landlord on the Delivery Date of its obligations under Section 7.1. Landlord shall cause the Delivery Date to occur within five (5) business days after the mutual execution and delivery hereof. During the period beginning on the Delivery Date and ending on the date immediately preceding the Commencement Date, all provisions of this Lease shall apply as if the Commencement Date had occurred; provided, however, that during such period Tenant shall not be required to pay Monthly Rent (defined in Section 3).

1.3.3	“Expiration Date”:	The last day of the 104th full calendar month commencing on or after the Commencement Date.

1.4	“Base Rent”:

Period During Term	Monthly Base Rent Per Rentable Square Foot (rounded to the nearest 100th of a dollar)	Monthly Installment of Base Rent

Commencement Date through last day of 13th full calendar month of Term	[*]	[*]

14th through 26th full calendar months of Term	[*]	[*]

27th through 39th full calendar months of Term	[*]	[*]

40th through 52nd full calendar months of Term	[*]	[*]

53rd through 65th full calendar months of Term	[*]	[*]

66th through 78th full calendar months of Term	[*]	[*]

79th through 91st full calendar months of Term	[*]	[*]

92nd full calendar month of Term through Expiration Date	[*]	[*]

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Notwithstanding the foregoing, so long as no Default (defined in Section 19.1) exists, Tenant shall be entitled to a full abatement of monthly Base Rent for each of the 13th, 26th, 39th, 52nd, 65th, 78th, 91st and 104th full calendar months of the Term.

1.5	Intentionally Omitted.

1.6	“Tenant’s Share”:	34.5638% (based upon a total of 71,491 rentable square feet in the Building), subject to Section 2.1.1.

1.7	“Permitted Use”:	Subject to Section 1 of Exhibit F, general office use consistent with a first-class office building. Notwithstanding anything else herein to the contrary: (a) Tenant represents and warrants to Landlord that Tenant is not a Competitor (defined below), and (b) Tenant covenants that (i) Tenant shall not be a Competitor at any time during the term of this Lease; and (b) Tenant shall not permit (pursuant to a sublease or otherwise) any Competitor to occupy any portion of the Premises. As used herein, “Competitor” means: Adecco, Robert Half, Manpower, Kelly, Spherion, Dawson, Tailored Management, Suntechnical, Goken America, Advance Technologies, Geometric, ITS-Integrity Technical Solutions, Omni-One, Tradesmen, Think Energy, On Assignment, Lab Support, Iforce, Callos and Kforce.

1.8.	“Security Deposit”:	[*], as more particularly described in Section 21.

	Prepaid Base Rent:	[*], as more particularly described in Section 3.

1.9	Parking:	The Applicable Number (defined below) of unreserved parking spaces, at the rate of $0.00 per space per month. As used herein, “Applicable Number” means, at any time, the highest whole number that does not exceed the number obtained by multiplying (a) the quotient obtained by dividing (i) 4, by (ii) 1,000 rentable square feet, by (b) the rentable square footage of the Premises.

1.10	Address of Tenant:	Before the Commencement Date:

Navidea Biopharmaceuticals, Inc.
425 Metro Place North, Suite 450
Dublin, Ohio 43017

From and after the Commencement Date: the Premises.

1.11	Address of Landlord:	BRE/COH OH LLC
2311 Cedar Springs Road
Suite 300
Dallas, TX 75201

with copies to:

Equity Office
2655 Campus Drive
Suite 100
San Mateo, CA 94403
Attn: Managing Counsel

and

Equity Office
Two North Riverside Plaza
Suite 2100
Chicago, IL 60606
Attn: Lease Administration

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1.12	Broker(s):	CBRE (“Tenant’s Broker”), representing Tenant, and Cassidy Turley (“Landlord’s Broker”), representing Landlord.

1.13	Building HVAC Hours and Holidays:	“Building HVAC Hours” means 8:00 a.m. to 6:00 p.m., Monday through Friday and 9:00 a.m. to 1:00 p.m. Saturday, excluding the day of observation of New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day (collectively, “Holidays”).

1.14	“Transfer Radius”:	The area within three (3) miles of the Building.

1.15	“Tenant Improvements”:	Defined in Exhibit B, if any.

1.16	“Guarantor”:	As of the date hereof, there is no Guarantor.

1.17	Letter of Credit:	As more particularly described in Section 4 of Exhibit F.

2	PREMISES AND COMMON AREAS.

2.1       The Premises.

2.1.1      Subject to the terms hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. Landlord and Tenant acknowledge that the rentable square footage of the Premises is as set forth in Section 1.2.2 and the rentable square footage of the Building is as set forth in Section 1.6; provided, however, that Landlord may from time to time re-measure the Premises and/or the Building in accordance with the BOMA Z65.1-1996 Standard Method for Measuring Floor Area in Office Buildings and adjust Tenant’s Share based on such re-measurement; provided further, however, that any such re-measurement shall not affect the amount of Base Rent payable for, the amount of any tenant allowance applicable to, or the calculation of Tenant’s Share or the number of parking spaces to which Tenant is entitled under Section 1.9 during, the initial Term. At any time Landlord may deliver to Tenant a notice substantially in the form of Exhibit C, as a confirmation of the information set forth therein. Tenant shall execute and return (or, by notice to Landlord, reasonably object to) such notice within five (5) days after receiving it.

2.1.2      Except as expressly provided herein, the Premises are accepted by Tenant in their configuration and condition existing on the date hereof (or in such other configuration and condition as any existing tenant of the Premises may cause to exist in accordance with its lease), without any obligation of Landlord to perform or pay for any alterations to the Premises, and without any representation or warranty regarding the configuration or condition of the Premises, the Building or the Project or their suitability for Tenant’s business.

2.1.3      Landlord represents and warrants to Tenant that, as of the date hereof, Landlord has not received written notice from any governmental agency (and Landlord does not otherwise have actual knowledge, without any duty of inquiry) that the existing configuration or condition of the Premises or the Building violates applicable Law (defined in Section 5).

2.1.4      Landlord represents and warrants to Tenant that, as of the date hereof, Landlord is the fee owner of the Property.

2.1.5      Landlord represents and warrants to Tenant that, to Landlord’s actual knowledge (without inquiry other than review of that certain Phase I Environmental Assessment dated November 19, 2011 prepared by IVI Assessment Services) as of the date hereof, the Building does not contain any asbestos-containing building materials or other Hazardous Materials (defined below) in amounts or conditions that violate applicable environmental laws. As used herein, “Hazardous Material” means any material or substance that is now or hereafter defined or regulated by any statute, regulation, ordinance, or governmental authority thereunder, as radioactive, toxic, hazardous, or waste, including (i) petroleum and any of its constituents or byproducts, (ii) radioactive materials, (iii) asbestos in any form or condition, and (iv) substances or materials regulated by any of the following, as amended from time to time, and any rules promulgated thereunder: the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. §§9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§2601, et seq.; the Clean Water Act, 33 U.S.C. §§1251 et seq.; and the Clean Air Act, 42 U.S.C. §§7401 et seq.

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2.2       Common Areas. Tenant may use, in common with Landlord and other parties and subject to the Rules and Regulations (defined in Exhibit D), any portions of the Property that are designated from time to time by Landlord for such use (the “Common Areas”).

3      RENT. Tenant shall pay all Base Rent and Additional Rent (defined below) (collectively, “Rent”) to Landlord or Landlord’s agent, without prior notice or demand or any setoff or deduction (except as may be otherwise expressly provided herein), at the place Landlord may designate from time to time, in money of the United States of America that, at the time of payment, is legal tender for the payment of all obligations. As used herein, “Additional Rent” means all amounts, other than Base Rent, that Tenant is required to pay Landlord hereunder. Monthly payments of Base Rent and monthly payments of Additional Rent for Expenses (defined in Section 4.2.2), Taxes (defined in Section 4.2.3) and parking (collectively, “Monthly Rent”) shall be paid in advance on or before the first day of each calendar month during the Term; provided, however, that the installment of Base Rent for the first full calendar month for which Base Rent is payable hereunder shall be paid within two (2) business days after the mutual execution and delivery hereof. Except as otherwise provided herein, all other items of Additional Rent shall be paid within 30 days after Landlord’s request for payment. Rent for any partial calendar month shall be prorated based on the actual number of days in such month. Without limiting Landlord’s other rights or remedies, (a) if any installment of Rent is not received by Landlord or its designee within five (5) business days after its due date, Tenant shall pay Landlord a late charge equal to 5% of the overdue amount; and (b) any Rent that is not paid within 10 days after its due date shall bear interest, from its due date until paid, at the lesser of 10% per annum or the highest rate permitted by Law (defined in Section 5). Tenant’s covenant to pay Rent is independent of every other covenant herein.

4      EXPENSES AND TAXES.

4.1       General Terms. In addition to Base Rent, Tenant shall pay, in accordance with Section 4.4, for each Expense Year (defined in Section 4.2.1), an amount equal to the sum of (a) Tenant’s Share of Expenses for such Expense Year, plus (b) Tenant’s Share of Taxes for such Expense Year. Tenant’s Share of Expenses and Tenant’s Share of Taxes for any partial Expense Year shall be prorated based on the number of days in such Expense Year.

4.2       Definitions. As used herein, the following terms have the following meanings:

4.2.1      “Expense Year” means each calendar year in which any portion of the Term occurs.

4.2.2      “Expenses” means all expenses, costs and amounts that Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Property. Landlord shall act in a reasonable manner in incurring Expenses. Expenses shall include (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining and renovating the utility, telephone, mechanical, sanitary, storm-drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, the cost of contesting any Laws that may affect Expenses, and the costs of complying with any governmentally-mandated transportation-management or similar program; (iii) the cost of all insurance premiums and commercially reasonable deductibles; (iv) the cost of landscaping and relamping; (v) the cost of parking-area operation, repair, restoration, and maintenance; (vi) a management fee in the amount (which is hereby acknowledged to be reasonable) of 3% of gross annual receipts from the Building (excluding the management fee), together with other fees and costs, including consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Property; (vii) payments under any equipment-rental agreements and the fair rental value of any management office space, to the extent reasonably allocable to the Property; (viii) wages, salaries and other compensation, expenses and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Property, and costs of training and uniforms for such persons; (ix) the costs of operation, repair, maintenance and replacement of all systems and equipment (and components thereof) of the Property; (x) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xi) rental or acquisition costs of supplies, tools, equipment, materials and personal property used in the maintenance, operation and repair of the Property; (xii) the cost of capital improvements or any other items that are (A) intended to reduce current or future Expenses, enhance the safety or security of the Property or its occupants, or enhance the environmental sustainability of the Property’s operations, (B) replacements or modifications of the nonstructural portions of the Base Building (defined in Section 7) or Common Areas that are required to keep the Base Building or Common Areas in good condition, or (C) required under any Law (except to the extent that such Law was in effect and required the installation of such capital improvements or other items before the date of mutual execution and delivery hereof); (xiii) [Intentionally Omitted]; and (xiv) subject to Section 4.3, payments under any existing or future reciprocal easement agreement, transportation management agreement, cost-sharing agreement or other covenant, condition, restriction or similar instrument affecting the Property.

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Notwithstanding the foregoing, Expenses shall not include: (a) capital expenditures not described in clauses (xi) or (xii) above (in addition, any capital expenditure shall be amortized (including actual or imputed interest on the amortized cost) over the useful life of the item purchased through such capital expenditure, as reasonably determined by Landlord); (b) depreciation; (c) principal payments of mortgage or other non-operating debts of Landlord; (d) costs of repairs to the extent Landlord is reimbursed by insurance or condemnation proceeds; (e) except as provided in clause (xiii) above, costs of leasing space in the Building, including brokerage commissions, lease concessions, rental abatements and construction allowances granted to specific tenants; (f) costs of selling, financing or refinancing the Building; (g) fines, penalties or interest resulting from late payment of Taxes or Expenses; (h) organizational expenses of creating or operating the entity that constitutes Landlord; (i) damages paid to Tenant hereunder or to other tenants of the Building under their respective leases; (j) wages, salaries, fees or fringe benefits (“Labor Costs”) paid to personnel of Landlord above the levels of property manager and general manager (provided, however, that if such individuals provide services directly related to the operation, maintenance or ownership of the Property that, if provided directly by a property manager or general manager or his or her general support staff, would normally be chargeable as an operating expense of a Comparable Building (defined in Section 25.10), then the Labor Costs of such individuals may be included in Expenses to the extent of the percentage of their time that is spent providing such services to the Property); or (k) insurance deductibles other than (i) earthquake insurance deductibles up to the amount (the “Annual Limit”) of 0.5% of the total insurable value of the Property per occurrence (provided, however, that, notwithstanding any contrary provision hereof, if, for any occurrence, the earthquake insurance deductible exceeds the Annual Limit, then, after such deductible is included (up to the Annual Limit) in Expenses for the applicable Expense Year, such excess may be included (up to the Annual Limit) in Expenses for the immediately succeeding Expense Year, and any portion of such excess that is not so included in Expenses for such immediately succeeding Expense Year may be included (up to the Annual Limit) in Expenses for the next succeeding Expense Year, and so on with respect to each Expense Year; provided further, however, that in no event shall the portions of such deductible that are included in Expenses for any one or more Expense Years exceed, in the aggregate, 5.0% of the total insurable value of the Property), and (ii) any other insurance deductibles not exceeding [*].

If, during any portion of any Expense Year, the Building is not 100% occupied (or a service provided by Landlord to Tenant is not provided by Landlord to a tenant that provides such service itself, or any tenant of the Building is entitled to free rent, rent abatement or the like), variable Expenses for such Expense Year shall be determined as if the Building had been 100% occupied (and all services provided by Landlord to Tenant had been provided by Landlord to all tenants, and no tenant of the Building had been entitled to free rent, rent abatement or the like) during such portion of such Expense Year.

Notwithstanding any contrary provision hereof, Controllable Expenses (defined below) shall not increase after calendar year 2013 by more than 4% per calendar year, as determined on a compounding and cumulative basis. By way of example and not of limitation, if Controllable Expenses for calendar year 2013 are $10.00 per rentable square foot, then Controllable Expenses for calendar year 2014 shall not exceed $10.40 per rentable square foot; Controllable Expenses for calendar year 2015 shall not exceed $10.82 per rentable square foot; and so on. As used herein, “Controllable Expenses” means all Expenses other than (i) costs of utilities, (ii) insurance premiums and deductibles, (iii) the cost of any repair or replacement that Landlord reasonably expects will not recur on a bi-annual or more frequent basis, (iv) costs of removal of debris, (v) costs of snow removal and janitorial service, (vi) costs of union labor (including labor that is unionized after the date hereof), and (vii) costs incurred to comply with Law. For purposes of determining Controllable Expenses, any management fee shall be calculated without regard to any free rent, abated rent, or the like.

Landlord shall keep its books and records relating to Expenses (including with respect to the identification of any capital Expenses) in accordance with generally accepted accounting principles, consistently applied.

4.2.3      “Taxes” means all federal, state, county or local governmental or municipal taxes, fees, charges, assessments, levies, licenses or other impositions, whether general, special, ordinary or extraordinary, that are paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing or operation of the Property. Taxes shall include (a) real estate taxes; (b) general and special assessments; (c) transit taxes; (d) leasehold taxes; (e) personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems, appurtenances, furniture and other personal property used in connection with the Property; (f) any tax on the rent, right to rent or other income from any portion of the Property or as against the business of leasing any portion of the Property; (g) any assessment, tax, fee, levy or charge imposed by any governmental agency, or by any non-governmental entity pursuant to any private cost-sharing agreement, in order to fund the provision or enhancement of any fire-protection, street-, sidewalk- or road-maintenance, refuse-removal or other service that is normally provided by governmental agencies to property owners or occupants without charge (other than through real property taxes); and (h) payments in lieu of taxes under any tax increment financing agreement, abatement agreement, agreement to construct improvements, or other agreement with any governmental body or agency or taxing authority. Any costs and expenses (including reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Taxes shall be included in Taxes for the year in which they are incurred. Notwithstanding any contrary provision hereof, Taxes shall be determined without regard to any “green building” credit and shall exclude (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, the Ohio commercial activity tax, and other taxes to the extent (x) applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property), or (y) measured solely by the square footage, rent, fees, services, tenant allowances or similar amounts, rights or obligations described or provided in or under any particular lease, license or similar agreement or transaction at the Building; (ii) any Expenses; (iii) any items required to be paid or reimbursed by Tenant under Section 4.5; and (iv) any fines, penalties or interest resulting from late payment of Taxes.

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4.3       Allocation. Landlord, in its reasonable discretion, may equitably allocate Expenses among office, retail or other portions or occupants of the Property. If Landlord incurs (a) Taxes for the Property together with another property located on the same tax parcel, or (b) Expenses for the Property together with another property under a third-party contract that does not allocate such Expenses between the Property and such other property, then Landlord shall allocate such shared Taxes or Expenses between the Property and such other property in proportion to the rentable square footages of the Property and such other property. If Landlord incurs Expenses for the Property together with another property under a contract that allocates such Expenses between the Property and such other property, Landlord shall equitably allocate such shared Expenses between the Property and such other property.

4.4       Calculation and Payment of Expenses and Taxes.

4.4.1      Statement of Actual Expenses and Taxes; Payment by Tenant. Landlord shall endeavor to give to Tenant, after the end of each Expense Year, a statement (the “Statement”) setting forth the actual Expenses and Taxes for such Expense Year. If the amount paid by Tenant for such Expense Year pursuant to Section 4.4.2 is less or more than the sum of Tenant’s Share of the actual Expenses plus Tenant’s Share of the actual Taxes (as such amounts are set forth in such Statement), Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent then or next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after delivery of such Statement. Any failure of Landlord to timely deliver the Statement for any Expense Year shall not diminish either party’s rights under this Section 4.

4.4.2      Statement of Estimated Expenses and Taxes. Landlord shall endeavor to give to Tenant, for each Expense Year, a statement (the “Estimate Statement”) setting forth Landlord’s reasonable estimates of the Expenses (the “Estimated Expenses”) and Taxes (the “Estimated Taxes”) for such Expense Year. Upon receiving an Estimate Statement, Tenant shall pay, with its next installment of Base Rent, an amount equal to the excess of (a) the amount obtained by multiplying (i) the sum of Tenant’s Share of the Estimated Expenses plus Tenant’s Share of the Estimated Taxes (as such amounts are set forth in such Estimate Statement), by (ii) a fraction, the numerator of which is the number of months that have elapsed in the applicable Expense Year (including the month of such payment) and the denominator of which is 12, over (b) any amount previously paid by Tenant for such Expense Year pursuant to this Section 4.4.2. Until Landlord delivers a new Estimate Statement (which Landlord may do at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the sum of Tenant’s Share of the Estimated Expenses plus Tenant’s Share of the Estimated Taxes, as such amounts are set forth in the previous Estimate Statement. Any failure of Landlord to timely deliver any Estimate Statement shall not diminish Landlord’s rights to receive payments and revise any previous Estimate Statement under this Section 4.

4.4.3      Retroactive Adjustment of Taxes. Notwithstanding any contrary provision hereof, if, after Landlord’s delivery of any Statement, an increase or decrease in Taxes occurs for the applicable Expense Year (whether by reason of reassessment, error, or otherwise), Taxes for such Expense Year shall be retroactively adjusted. If, as a result of such adjustment, it is determined that Tenant has under- or overpaid Tenant’s Share of such Taxes, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent then or next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after such adjustment is made.

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4.5       Charges for Which Tenant Is Directly Responsible. Tenant shall pay, 10 days before delinquency, any taxes levied against Tenant’s equipment, furniture, fixtures and other personal property located in or about the Premises. If any such taxes are levied against Landlord or its property (or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or other personal property of Tenant), Landlord may pay such taxes (or such increased assessment) regardless of their (or its) validity, in which event Tenant, upon demand, shall repay to Landlord the amount so paid. If the Leasehold Improvements (defined in Section 7.1) are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, the Taxes levied against Landlord or the Property by reason of such excess assessed valuation shall be deemed taxes levied against Tenant’s personal property for purposes of this Section 4.5. Notwithstanding any contrary provision hereof, Tenant shall pay 10 days before delinquency (or reimburse to Landlord upon demand, if the same is required by Law to be paid by Landlord): (i) any rent tax, sales tax, service tax, transfer tax, value added tax, use tax, business tax, gross income tax, gross receipts tax, or other tax, assessment, fee, levy or charge measured solely by the square footage, Rent, services, tenant allowances or similar amounts, rights or obligations described or provided in or under this Lease; and (ii) any taxes assessed upon the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of any portion of the Property.

4.6       Books and Records. Within 60 days after receiving any Statement (the “Review Notice Period”), Tenant may give Landlord notice (“Review Notice”) stating that Tenant elects to review Landlord’s calculation of the Expenses and/or Taxes for the Expense Year to which such Statement applies and identifying with reasonable specificity the records of Landlord reasonably relating to such matters that Tenant desires to review. Within a reasonable time after receiving a timely Review Notice (and, at Landlord’s option, an executed confidentiality agreement as described below), Landlord shall deliver to Tenant, or make available for inspection at a location reasonably designated by Landlord, copies of such records. Within 60 days after such records are made available to Tenant (the “Objection Period”), Tenant may deliver to Landlord notice (an “Objection Notice”) stating with reasonable specificity any objections to the Statement, in which event Landlord and Tenant shall work together in good faith to resolve Tenant’s objections. Tenant may not deliver more than one Review Notice or more than one Objection Notice with respect to any Expense Year. If Tenant fails to give Landlord a Review Notice before the expiration of the Review Notice Period or fails to give Landlord an Objection Notice before the expiration of the Objection Period, Tenant shall be deemed to have approved the Statement. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state where the Building is located and its fees shall not be contingent, in whole or in part, upon the outcome of the review. Tenant shall be responsible for all costs of such review. The records and any related information obtained from Landlord shall be treated as confidential, and as applicable only to the Premises, by Tenant, its auditors, consultants, and any other parties reviewing the same on behalf of Tenant (collectively, “Tenant’s Auditors”). Before making any records available for review, Landlord may require Tenant and Tenant’s Auditors to execute a reasonable confidentiality agreement, in which event Tenant shall cause the same to be executed and delivered to Landlord within 30 days after receiving it from Landlord, and if Tenant fails to do so, the Objection Period shall be reduced by one day for each day by which such execution and delivery follows the expiration of such 30-day period. Notwithstanding any contrary provision hereof, Tenant may not examine Landlord’s records or dispute any Statement if any Rent remains unpaid past its due date. If, for any Expense Year, Landlord and Tenant determine that the sum of Tenant’s Share of the actual Expenses plus Tenant’s Share of the actual Taxes is less or more than the amount reported, Tenant shall receive a credit in the amount of its overpayment against Rent then or next due hereunder, or pay Landlord the amount of its underpayment with the Rent next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Landlord shall pay Tenant the amount of its overpayment (less any Rent due), or Tenant shall pay Landlord the amount of its underpayment, within 30 days after such determination.

5      USE; COMPLIANCE WITH LAWS.

5.1       Tenant shall not (a) use the Premises for any purpose other than the Permitted Use, or (b) do anything in or about the Premises that violates any of the Rules and Regulations, damages the reputation of the Project, interferes with, injures or annoys other occupants of the Building, or constitutes a nuisance. Tenant, at its expense, shall comply with all Laws relating to (i) the operation of its business at the Project, (ii) the use, condition, configuration or occupancy of the Premises, or (iii) the Building systems located in or exclusively serving the Premises; provided, however, that nothing in this sentence shall be deemed to require Tenant to make any change to any Common Area, the Building structure, or any Building system located outside of and not exclusively serving the Premises. If, in order to comply with any such Law, Tenant must obtain or deliver any permit, certificate or other document evidencing such compliance, Tenant shall provide a copy of such document to Landlord promptly after obtaining or delivering it. If a change to any Common Area, the Building structure, or any Building system located outside of and not exclusively serving the Premises becomes required under Law (or if any such requirement is enforced) as a result of any Tenant-Insured Improvement (defined in Section 10.2.2), the installation of any trade fixture, or any particular use of the Premises (as distinguished from general office use), then Tenant, upon demand, shall (x) at Landlord’s option, either make such change at Tenant’s cost or pay Landlord the cost of making such change, and (y) pay Landlord a coordination fee equal to 10% of the cost of such change. As used herein, “Law” means any existing or future law, ordinance, regulation or requirement of any governmental authority having jurisdiction over the Project or the parties.

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5.2       Landlord, at its expense (subject to Section 4), shall cause the Base Building and the Common Areas to comply with all Laws (including the Americans with Disabilities Act (“ADA”)) to the extent that such compliance is necessary for Tenant to use the Premises for general office use in a normal and customary manner and for Tenant’s employees and visitors to have reasonably safe access to and from the Premises; provided, however, that Landlord shall not be required to cause or pay for such compliance to the extent that Tenant is required to cause or pay for such compliance under Section 5.1 or 7.3 or any other provision hereof. Notwithstanding the foregoing, Landlord may contest any alleged violation in good faith, including by applying for and obtaining a waiver or deferment of compliance, asserting any defense allowed by Law, and appealing any order or judgment to the extent permitted by Law; provided, however, that after exhausting any rights to contest or appeal, Landlord shall perform any work necessary to comply with any final order or judgment.

6      SERVICES.

6.1       Standard Services. Landlord shall provide the following services on all days (unless otherwise stated below): (a) subject to limitations imposed by Law, heating, ventilation and air conditioning (“HVAC”), in season during Building HVAC Hours, at levels customarily provided by owners of Comparable Buildings; (b) electricity supplied by the applicable public utility, stubbed to the Premises; (c) water supplied by the applicable public utility (i) for use in lavatories and any drinking facilities located in Common Areas within the Building, and (ii) stubbed to the Building core for use in any plumbing fixtures located in the Premises; (d) janitorial services to the Premises, except on weekends and Holidays; and (e) elevator service (subject to scheduling by Landlord, and payment of Landlord’s standard usage fee, for any freight service).

6.2       Above-Standard Use. Landlord shall provide HVAC service outside Building HVAC Hours if Tenant gives Landlord such prior notice and pays Landlord such hourly cost per zone as Landlord may require (provided, however, that Tenant shall not be required to pay such hourly cost per zone for HVAC service between 8:00 a.m. and 6:00 p.m. on Presidents’ Day). The parties acknowledge that, as of the date hereof, Landlord’s charge for HVAC service outside Building HVAC Hours is $50.00 per hour per floor, subject to reasonable change from time to time. Tenant shall not, without Landlord’s prior consent, use equipment that may affect the temperature maintained by the air conditioning system or consume above-Building-standard amounts of any water furnished for the Premises by Landlord pursuant to Section 6.1. If Tenant’s consumption of electricity or water exceeds the rate Landlord reasonably deems to be standard for the Building, Tenant shall pay Landlord, upon billing, the cost of such excess consumption, including any costs of installing, operating and maintaining any equipment that is installed in order to supply or measure such excess electricity or water. For purposes of the preceding sentence, any consumption of electricity in a computer server room shall be deemed to exceed the standard rate for the Building. The connected electrical load of Tenant’s incidental-use equipment shall not exceed the Building-standard electrical design load, and Tenant’s electrical usage shall not exceed the capacity of the feeders to the Project or the risers or wiring installation. Landlord shall not withhold its consent, pursuant to Section 7.2, to Tenant’s installation of a supplemental HVAC system serving the Premises; provided, however, that Landlord may impose reasonable conditions upon such consent, and any such system shall be subject to Section 25.5.

6.3       Interruption. Subject to Section 11, any failure to furnish, delay in furnishing, or diminution in the quality or quantity of any service resulting from any application of Law, failure of equipment, performance of maintenance, repairs, improvements or alterations, utility interruption, or event of Force Majeure (each, a “Service Interruption”) shall not render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder. Notwithstanding the foregoing, if all or a material portion of the Premises is made untenantable or inaccessible for more than two (2) consecutive business days after notice (which notice, notwithstanding Section 25.1, may be delivered by e-mail, fax, telephone or orally and in person) from Tenant to Landlord by a Service Interruption that does not result from a Casualty (defined in Section 11) and that Landlord can correct through reasonable efforts, then, as Tenant’s sole remedy, Monthly Rent shall abate for the period beginning on the day immediately following such 2-business-day period and ending on the day such Service Interruption ends, but only in proportion to the percentage of the rentable square footage of the Premises made untenantable or inaccessible.

7      REPAIRS AND ALTERATIONS.

7.1       Repairs. Subject to Section 11, Tenant, at its expense, shall perform all maintenance and repairs (including replacements) to the Premises, and keep the Premises in as good condition and repair as existed when Tenant took possession and as thereafter improved by Landlord and/or Tenant, except for reasonable wear and tear and repairs that are Landlord’s express responsibility hereunder. Tenant’s maintenance and repair obligations shall include (a) all leasehold improvements in the Premises, whenever and by whomever installed or paid for, including any Tenant Improvements, any Alterations (defined in Section 7.2), and any leasehold improvements installed pursuant to any prior lease, but excluding the Base Building (the “Leasehold Improvements”); (b) all supplemental heating, ventilation and air conditioning units, kitchens (including hot water heaters, dishwashers, garbage disposals, insta-hot dispensers, and plumbing) and similar facilities exclusively serving the Premises, whether located inside or outside of the Premises, and whenever and by whomever installed or paid for; and (c) all Lines (defined in Section 23) and trade fixtures. Notwithstanding the foregoing, Landlord may, at its option, perform such maintenance and repairs on Tenant’s behalf, in which case Tenant shall pay Landlord, upon demand, the cost of such work plus a coordination fee equal to 10% of such cost. Landlord shall perform all maintenance and repairs to (i) the roof and exterior walls and windows of the Building, (ii) the Base Building, and (iii) the Common Areas. As used herein, “Base Building” means the structural portions of the Building, together with all mechanical (including HVAC), electrical, plumbing and fire/life-safety systems serving the Building in general, whether located inside or outside of the Premises.

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7.2       Alterations. Tenant may not make any improvement, alteration, addition or change to the Premises or to any mechanical, plumbing or HVAC facility or other system serving the Premises (an “Alteration”) without Landlord’s prior consent, which consent shall be requested by Tenant not less than 30 days before commencement of work and shall not be unreasonably withheld, delayed or conditioned by Landlord. Notwithstanding the foregoing, provided that Landlord receives 10 business days’ prior notice, Landlord’s prior consent shall not be required for any Alteration that is decorative only (e.g., carpet installation or painting) or that (i) is reasonably estimated (together with any other Alterations performed without Landlord’s consent pursuant to this sentence during the 12-month period ending on the date of such notice) to cost not more than [*]; (ii) is not visible from outside the Premises; (iii) does not affect any system or structural component of the Building; and (iv) does not require work to be performed inside the walls, above the ceiling or below the floor of the Premises. For any Alteration, (a) Tenant, before commencing work, shall deliver to Landlord, and obtain Landlord’s approval of, plans and specifications; (b) [Intentionally Omitted]; (c) Tenant shall deliver to Landlord “as built” drawings (in CAD format, if requested by Landlord), completion affidavits, full and final lien waivers, and all governmental approvals; and (d) Tenant shall pay Landlord, within 30 days after receiving demand therefor together with reasonable documentation thereof, (i) Landlord’s reasonable out-of-pocket expenses incurred in reviewing the work, and (ii) a coordination fee equal to 3% of the cost of the work; provided, however, that this clause (d) shall not apply to any Tenant Improvements.

7.3       Tenant Work. Before commencing any repair or Alteration (“Tenant Work”), Tenant shall deliver to Landlord, and obtain Landlord’s approval of, (a) names of contractors, subcontractors, mechanics, laborers and materialmen; (b) evidence of contractors’ and subcontractors’ insurance; and (c) any required governmental permits. Tenant shall perform all Tenant Work (i) in a good and workmanlike manner using materials of a quality reasonably approved by Landlord; (ii) in compliance with any approved plans and specifications, all Laws, the National Electric Code, and Landlord’s construction rules and regulations; and (iii) in a manner that does not impair the Base Building. If, as a result of any Tenant Work, Landlord becomes required under Law to perform any inspection, give any notice, or cause such Tenant Work to be performed in any particular manner, Tenant shall comply with such requirement and promptly provide Landlord with reasonable documentation of such compliance. Landlord’s approval of Tenant’s plans and specifications shall not relieve Tenant from any obligation under this Section 7.3. In performing any Tenant Work, Tenant shall not use contractors, services, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with any workforce or trades engaged in performing other work or services at the Project.

8      LANDLORD’S PROPERTY. All Leasehold Improvements shall become Landlord’s property upon installation and without compensation to Tenant. Notwithstanding the foregoing, if any Tenant-Insured Improvements are Specialty Improvements (defined below), then before the expiration or earlier termination hereof, Tenant shall, at Landlord’s election, either (a) at Tenant’s expense, and except as otherwise notified by Landlord, remove such Tenant-Insured Improvements, repair any resulting damage to the Premises or Building, and restore the affected portion of the Premises to its configuration and condition existing before the installation of such Tenant-Insured Improvements (or, at Landlord’s election, to a Building-standard tenant-improved configuration and condition as determined by Landlord), or (b) pay Landlord an amount equal to the estimated cost of such work, as reasonably determined by Landlord. If Tenant fails to timely perform any work required under clause (a) of the preceding sentence, Landlord may perform such work at Tenant’s expense. When Landlord approves any Tenant-Insured Improvements (or, in the case of any Alterations that do not require Landlord’s approval hereunder, if Tenant specifically requests that Landlord do so, then, within 10 business days after such request), Landlord shall identify any such Tenant-Insured Improvements that will be required to be removed pursuant to this Section 8, and any such Tenant-Insured Improvements that are not so identified by Landlord shall not be required to be removed pursuant to this Section 8. As used herein, “Specialty Improvements” means any Tenant-Insured Improvements that, in Landlord’s reasonable judgment, are not customary multi-tenant office installations, including equipment racks; classrooms; bathrooms (other than the base Building bathrooms); file rooms, libraries or other rooms with reinforced flooring; workout/fitness rooms; shower rooms; locker rooms; kitchen facilities containing stoves, non-microwave ovens or ventilation equipment; server rooms with elevated flooring; safes; laboratories; vaults; and areas without drop ceilings.

9      LIENS. Tenant shall keep the Project free from any lien arising out of any work performed, material furnished or obligation incurred by or on behalf of Tenant. Tenant shall remove any such lien within 10 business days after notice from Landlord, and if Tenant fails to do so, Landlord, without limiting its remedies, may pay the amount necessary to cause such removal, whether or not such lien is valid. The amount so paid, together with reasonable attorneys’ fees and expenses, shall be reimbursed by Tenant upon demand.

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10    INDEMNIFICATION; INSURANCE.

10.1     Waiver and Indemnification. Tenant waives all claims against Landlord, its Security Holders (defined in Section 17), Landlord’s managing agent(s), their (direct or indirect) owners, and the beneficiaries, trustees, officers, directors, employees and agents of each of the foregoing (including Landlord, the “Landlord Parties”) for (i) any damage to person or property (or resulting from the loss of use thereof), except to the extent such damage is caused by any gross negligence, willful misconduct or breach of this Lease of or by any Landlord Party, or (ii) any failure to prevent or control any criminal or otherwise wrongful conduct by any third party or to apprehend any third party who has engaged in such conduct. Tenant shall indemnify, defend, protect, and hold the Landlord Parties harmless from any obligation, loss, claim, action, liability, penalty, damage, cost or expense (including reasonable attorneys’ and consultants’ fees and expenses) (each, a “Claim”) that is imposed or asserted by any third party and arises from (a) any cause in, on or about the Premises, or (b) occupancy of the Premises by, or any negligence, willful misconduct or breach of this Lease of or by, Tenant, any party claiming by, through or under Tenant, their (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees, agents, contractors, licensees or invitees, except to the extent such Claim arises from any gross negligence, willful misconduct or breach of this Lease of or by any Landlord Party.

10.2     Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts:

10.2.1    Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations and contractual liabilities, including coverage formerly known as broad form, on an occurrence basis, with combined primary and excess/umbrella limits of [*] each occurrence and [*] annual aggregate.

10.2.2    Property Insurance covering (i) all office furniture, trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property in the Premises installed by, for, or at the expense of Tenant, and (ii) any Leasehold Improvements installed by or for the benefit of Tenant, whether pursuant to this Lease or pursuant to any prior lease or other agreement to which Tenant was a party (“Tenant-Insured Improvements”). Such insurance shall be written on a special cause of loss form for physical loss or damage, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.2.3    Workers’ Compensation statutory limits and Employers’ Liability limits of [*].

10.3     Form of Policies. The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability. Such insurance shall be issued by an insurance company that has an A.M. Best rating of not less than A-VIII and shall be in form and content reasonably acceptable to Landlord. Tenant’s Commercial General Liability Insurance shall (a) name the Landlord Parties and any other party designated by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance. Landlord shall be designated as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements. Tenant shall deliver to Landlord, on or before the Commencement Date and at least 15 days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 25” (Certificate of Liability Insurance) and “ACORD 28” (Evidence of Commercial Property Insurance) or the equivalent. Attached to the ACORD 25 (or equivalent) there shall be an endorsement naming the Additional Insured Parties as additional insureds, and attached to the ACORD 28 (or equivalent) there shall be an endorsement designating Landlord as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements, and each such endorsement shall be binding on Tenant’s insurance company. Upon Landlord’s request, Tenant shall deliver to Landlord, in lieu of such certificates, copies of the policies of insurance required to be carried under Section 10.2 showing that the Additional Insured Parties are named as additional insureds and that Landlord is designated as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements.

10.4     Subrogation. Each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other party, any of its (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees or agents for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by the waiving party’s property insurance. For purposes of this Section 10.4 only, (a) any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance, and (b) any contractor retained by Landlord to install, maintain or monitor a fire or security alarm for the Building shall be deemed an agent of Landlord.

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10.5     Additional Insurance Obligations. Tenant shall maintain such increased amounts of the insurance required to be carried by Tenant under this Section 10, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but not in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

11    CASUALTY DAMAGE. With reasonable promptness after discovering any damage to the Premises (other than trade fixtures), or to any Common Area or Building system necessary for access to or tenantability of the Premises, resulting from any fire or other casualty (a “Casualty”), Landlord shall notify Tenant of Landlord’s reasonable estimate of the time required to substantially complete repair of such damage (the “Landlord Repairs”). If, according to such estimate, the Landlord Repairs cannot be substantially completed within 270 days after they are commenced, either party may terminate this Lease upon 60 days’ notice to the other party delivered within 10 days after Landlord’s delivery of such estimate. Within 90 days after discovering any damage to the Project resulting from any Casualty, Landlord may, whether or not the Premises are affected, terminate this Lease by notifying Tenant if (i) any Security Holder terminates any ground lease or requires that any insurance proceeds be used to pay any mortgage debt; (ii) any damage to Landlord’s property is not fully covered by Landlord’s insurance policies; (iii) Landlord decides to rebuild the Building or Common Areas so that it or they will be substantially different structurally or architecturally; (iv) the damage occurs during the last 12 months of the Term; or (v) any owner, other than Landlord, of any damaged portion of the Project does not intend to repair such damage. If this Lease is not terminated pursuant to this Section 11, Landlord shall promptly and diligently perform the Landlord Repairs, subject to reasonable delays for insurance adjustment and other events of Force Majeure. The Landlord Repairs shall restore the Premises (other than trade fixtures) and any Common Area or Building system necessary for access to or tenantability of the Premises to substantially the same condition that existed when the Casualty occurred, except for (a) any modifications required by Law or any Security Holder, and (b) any modifications to the Common Areas that are deemed desirable by Landlord, are consistent with the character of the Project, and do not materially impair access to or tenantability of the Premises. Notwithstanding Section 10.4, Tenant shall assign to Landlord (or its designee) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.2 with respect to any Tenant-Insured Improvements, and if the estimated or actual cost of restoring any Tenant-Insured Improvements exceeds the insurance proceeds received by Landlord from Tenant’s insurance carrier, Tenant shall pay such excess to Landlord within 15 days after Landlord’s demand. No Casualty and no restoration performed as required hereunder shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder; provided, however, that if the Premises (other than trade fixtures) or any Common Area or Building system necessary for access to or tenantability of the Premises is damaged by a Casualty, then, during any time that, as a result of such damage, any portion of the Premises is inaccessible or untenantable and is not occupied by Tenant, Monthly Rent shall be abated in proportion to the rentable square footage of such portion of the Premises.

12    NONWAIVER. No provision hereof shall be deemed waived by either party unless it is waived by such party expressly and in writing, and no waiver of any breach of any provision hereof shall be deemed a waiver of any subsequent breach of such provision or any other provision hereof. Landlord’s acceptance of Rent shall not be deemed a waiver of any preceding breach of any provision hereof, other than Tenant’s failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of such acceptance. No acceptance of payment of an amount less than the Rent due hereunder shall be deemed a waiver of Landlord’s right to receive the full amount of Rent due, whether or not any endorsement or statement accompanying such payment purports to effect an accord and satisfaction. No receipt of monies by Landlord from Tenant after the giving of any notice, the commencement of any suit, the issuance of any final judgment, or the termination hereof shall affect such notice, suit or judgment, or reinstate or extend the Term or Tenant’s right of possession hereunder.

13    CONDEMNATION. If any part of the Premises, Building or Project is taken for any public or quasi-public use by power of eminent domain or by private purchase in lieu thereof (a “Taking”) for more than 180 consecutive days, Landlord may terminate this Lease. If more than 25% of the rentable square footage of the Premises is Taken, or access to the Premises is substantially impaired as a result of a Taking, for more than 180 consecutive days, Tenant may terminate this Lease. Any such termination shall be effective as of the date possession must be surrendered to the authority, and the terminating party shall provide termination notice to the other party within 45 days after receiving written notice of such surrender date. Except as provided above in this Section 13, neither party may terminate this Lease as a result of a Taking. Tenant shall not assert any claim for compensation because of any Taking; provided, however, that Tenant may file a separate claim for any Taking of Tenant’s personal property or any fixtures that Tenant is entitled to remove upon the expiration hereof, and for moving expenses, so long as such claim does not diminish the award available to Landlord or any Security Holder and is payable separately to Tenant. If this Lease is terminated pursuant to this Section 13, all Rent shall be apportioned as of the date of such termination. If a Taking occurs and this Lease is not so terminated, Monthly Rent shall be abated for the period of such Taking in proportion to the percentage of the rentable square footage of the Premises, if any, that is subject to, or rendered inaccessible by, such Taking.

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14    ASSIGNMENT AND SUBLETTING.

14.1     Transfers. Tenant shall not, without Landlord’s prior consent, assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer this Lease or any interest hereunder, permit any assignment or other transfer hereof or any interest hereunder by operation of law, enter into any sublease or license agreement, otherwise permit the occupancy or use of any part of the Premises by any persons other than Tenant and its employees and contractors, or permit a Change of Control (defined in Section 14.6) to occur (each, a “Transfer”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall provide Landlord with (i) notice of the terms of the proposed Transfer, including its proposed effective date (the “Contemplated Effective Date”), a description of the portion of the Premises to be transferred (the “Contemplated Transfer Space”), a calculation of the Transfer Premium (defined in Section 14.3), and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (ii) current financial statements of the proposed transferee (or, in the case of a Change of Control, of the proposed new controlling party(ies)) certified by an officer or owner thereof and any other information reasonably required by Landlord in order to evaluate the proposed Transfer (collectively, the “Transfer Notice”). Within 30 days after receiving the Transfer Notice, Landlord shall notify Tenant of (a) its consent to the proposed Transfer, or (b) its refusal to consent to the proposed Transfer. Any Transfer made without Landlord’s prior consent shall, at Landlord’s option, be void and shall, at Landlord’s option, constitute a Default (defined in Section 19). Tenant shall pay Landlord a fee of [*] for Landlord’s review of any proposed Transfer, whether or not Landlord consents to it.

14.2     Landlord’s Consent. Subject to Section 14.4, Landlord shall not unreasonably withhold its consent to any proposed Transfer. Without limiting other reasonable grounds for withholding consent, it shall be deemed reasonable for Landlord to withhold its consent to a proposed Transfer if:

14.2.1    The proposed transferee is not a party of reasonable financial strength in light of the responsibilities to be undertaken in connection with the Transfer on the date the Transfer Notice is received; or

14.2.2    The proposed transferee has a character or reputation or is engaged in a business that is not consistent with the quality of the Building or the Project; or

14.2.3    The proposed transferee is a governmental entity or a nonprofit organization; or

14.2.4    [Intentionally Omitted]; or

14.2.5    The proposed transferee or any of its Affiliates, on the date the Transfer Notice is received, leases or occupies (or, at any time during the 6-month period ending on the date the Transfer Notice is received, has negotiated with Landlord to lease) space in the Building and Landlord has (or believes in good faith, based on the scheduled expiration dates of existing leases and/or its rights to relocate existing tenants, that it will have) space available that, in its good faith judgment, will meet the proposed transferee’s leasing needs.

Notwithstanding any contrary provision hereof, (a) if Landlord consents to any Transfer pursuant to this Section 14.2 but Tenant does not enter into such Transfer within six (6) months thereafter, such consent shall no longer apply and such Transfer shall not be permitted unless Tenant again obtains Landlord’s consent thereto pursuant and subject to the terms of this Section 14; and (b) if Landlord unreasonably withholds its consent under this Section 14.2, Tenant’s sole remedies shall be contract damages (subject to Section 20) or specific performance, and Tenant waives all other remedies, including any right to terminate this Lease.

14.3     Transfer Premium. If Landlord consents to a Transfer, Tenant shall pay Landlord an amount equal to [*] of any Transfer Premium (defined below). As used herein, “Transfer Premium” means (a) in the case of an assignment, any consideration (including payment for Leasehold Improvements) paid by the assignee for such assignment; (b) in the case of a sublease, license or other occupancy agreement, for each month of the term of such agreement, the amount by which all rent and other consideration paid by the transferee to Tenant pursuant to such agreement exceeds the Monthly Rent payable by Tenant hereunder with respect to the Contemplated Transfer Space; and (c) in the case of a Change of Control, any consideration (including payment for Leasehold Improvements) paid by the new controlling party(ies) to the prior controlling party(ies) on account of this Lease. Payment of Landlord’s share of the Transfer Premium shall be made (x) in the case of an assignment or a Change of Control, within 10 days after Tenant or the prior controlling party(ies), as the case may be, receive(s) the consideration described above, and (y) in the case of a sublease, license or other occupancy agreement, for each month of the term of such agreement, within five (5) business days after Tenant receives the rent and other consideration described above.

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14.4     [Intentionally Omitted.]

14.5     Effect of Consent. If Landlord consents to a Transfer, (i) such consent shall not be deemed a consent to any further Transfer, (ii) Tenant shall deliver to Landlord, promptly after execution, an executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iii) Tenant shall deliver to Landlord, upon Landlord’s request, a complete statement, certified by an independent CPA or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium. In the case of an assignment, the assignee shall assume in writing, for Landlord’s benefit, all of Tenant’s obligations hereunder. No Transfer, with or without Landlord’s consent, shall relieve Tenant or any guarantor hereof from any liability hereunder. Notwithstanding any contrary provision hereof, Tenant, with or without Landlord’s consent, shall not enter into, or permit any party claiming by, through or under Tenant to enter into, any sublease, license or other occupancy agreement that provides for payment based in whole or in part on the net income or profit of the subtenant, licensee or other occupant thereunder.

14.6     Change of Control. As used herein, “Change of Control” means (a) if Tenant is a closely held professional service firm, the withdrawal or change (whether voluntary, involuntary or by operation of law) of more than 50% of its equity owners within a 12-month period; and (b) in all other cases, any transaction(s) resulting in the acquisition of a Controlling Interest (defined below) by one or more parties that did not own a Controlling Interest immediately before such transaction(s). As used herein, “Controlling Interest” means any direct or indirect equity or beneficial ownership interest in Tenant that confers upon its holder(s) the direct or indirect power to direct the ordinary management and policies of Tenant, whether through the ownership of voting securities, by contract or otherwise (but not through the ownership of voting securities listed on a recognized securities exchange). (Landlord acknowledges that, by operation of the definitions of “Transfer,” “Change of Control” and “Controlling Interest,” no stock of Tenant listed on a recognized securities exchange shall be deemed a Controlling Interest, and, therefore, no issuance of Tenant’s stock in an offering or sale on a recognized securities exchange shall be deemed a Change of Control or a Transfer.)

14.7     Effect of Default. If Tenant is in Default, Landlord is irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any transferee under any sublease, license or other occupancy agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations hereunder) until such Default is cured. Such transferee shall rely upon any representation by Landlord that Tenant is in Default, whether or not confirmed by Tenant.

14.8     Permitted Transfers. Notwithstanding any contrary provision hereof, if Tenant is not in Default, Tenant may, without Landlord’s consent pursuant to Section 14.1, sublease any portion of the Premises to an Affiliate of Tenant or assign this Lease to (a) an Affiliate of Tenant (other than pursuant to a merger or consolidation), (b) a successor to Tenant by merger or consolidation, or (c) a successor to Tenant by purchase of all or substantially all of Tenant’s assets (a “Permitted Transfer”), provided that (i) at least 10 business days before the Transfer (provided that if such pre-Transfer notice and delivery are prohibited by a confidentiality agreement or by Law, then within 10 business days after the Transfer), Tenant notifies Landlord of such Transfer and delivers to Landlord any documents or information reasonably requested by Landlord relating thereto, including reasonable documentation that the Transfer satisfies the requirements of this Section 14.8; (ii) in the case of a sublease, the subtenant executes and delivers to Landlord, at least 10 business days before taking occupancy, an agreement reasonably acceptable to Landlord which (A) requires the subtenant to assume all of Tenant’s release, waiver, indemnity and insurance obligations hereunder with respect to the Contemplated Transfer Space and to be bound by each provision hereof that limits the liability of any Landlord Party, and (B) provides that if either a Landlord Party or the subtenant institutes a suit against the other for violation of or to enforce such agreement, or in connection with any matter relating to the sublease or the subtenant’s occupancy of the Contemplated Transfer Space, the prevailing party shall be entitled to all of its costs and expenses, including reasonable attorneys’ fees; (iii) in the case of an assignment pursuant to clause (a) or (c) above, the assignee executes and delivers to Landlord, at least 10 business days before the assignment (provided that if such pre-assignment execution and delivery are prohibited by a confidentiality agreement or by Law, then not later than the date of the Transfer), a commercially reasonable instrument pursuant to which the assignee assumes, for Landlord’s benefit, all of Tenant’s obligations hereunder; (iv) in the case of an assignment pursuant to clause (b) above, (A) the successor entity has a net worth (as determined in accordance with GAAP, but excluding intellectual property and any other intangible assets (“Net Worth”)) immediately after the Transfer that is not less than the Net Worth of Tenant immediately before the Transfer, and (B) if Tenant is a closely held professional service firm, at least 75% of its equity owners existing 12 months before the Transfer are also equity owners of the successor entity; (v) the transferee is qualified to conduct business in the state where the Building is located; and (vi) the Transfer is made for a good faith operating business purpose and not in order to evade the requirements of this Section 14. As used herein, “Affiliate” means, with respect to any party, a person or entity that controls, is under common control with, or is controlled by such party.

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15    SURRENDER. Upon the expiration or earlier termination hereof, and subject to Sections 8 and 11 and this Section 15, Tenant shall surrender possession of the Premises to Landlord in as good condition and repair as existed when Tenant took possession and as thereafter improved by Landlord and/or Tenant, except for reasonable wear and tear and repairs that are Landlord’s express responsibility hereunder. Before such expiration or termination, Tenant, without expense to Landlord, shall (a) remove from the Premises all debris and rubbish and all furniture, equipment, trade fixtures, Lines, free-standing cabinet work, movable partitions and other articles of personal property that are owned or placed in the Premises by Tenant or any party claiming by, through or under Tenant (except for any Lines not required to be removed under Section 23), and (b) repair all damage to the Premises and Building resulting from such removal. If Tenant fails to timely perform such removal and repair, Landlord may do so at Tenant’s expense (including storage costs). If Tenant fails to remove such property from the Premises, or from storage, within 30 days after notice from Landlord, any part of such property shall be deemed, at Landlord’s option, either (x) conveyed to Landlord without compensation, or (y) abandoned.

16    HOLDOVER. If Tenant fails to surrender the Premises upon the expiration or earlier termination hereof, Tenant’s tenancy shall be subject to the terms and conditions hereof; provided, however, that such tenancy shall be a tenancy at sufferance only, for the entire Premises, and Tenant shall pay Monthly Rent (on a per-month basis without reduction for any partial month) at a rate equal to 150% of the Monthly Rent applicable during the last calendar month of the Term. Nothing in this Section 16 shall limit Landlord’s rights or remedies or be deemed a consent to any holdover. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover, Tenant shall be liable for all resulting damages, including lost profits, incurred by Landlord.

17    SUBORDINATION; ESTOPPEL CERTIFICATES.

17.1     This Lease shall be subject and subordinate to all existing and future ground or underlying leases, mortgages, trust deeds, deeds to secure debt, and other encumbrances against the Building or Project, all renewals, extensions, modifications, consolidations and replacements thereof (each, a “Security Agreement”), and all advances made upon the security of such mortgages or trust deeds, unless in each case the holder of such Security Agreement (each, a “Security Holder”) requires in writing that this Lease be superior thereto. Upon any termination or foreclosure (or any delivery of a deed in lieu of foreclosure) of any Security Agreement (a “Succession”), Tenant, upon request, shall attorn, without deduction or set-off, to the Security Holder or purchaser or any successor thereto and shall recognize such party (the “Successor”) as the lessor hereunder if the Successor agrees not to disturb Tenant’s occupancy so long as Tenant timely pays the Rent and otherwise performs its obligations hereunder; provided, however, that the Successor shall not be liable for or bound by (i) any payment of Rent made to Landlord more than 30 days before its due date, (ii) any act or omission of or default by Landlord hereunder (but the Successor shall be subject to Landlord’s continuing obligations hereunder to the extent arising after the Succession and to the extent of the Successor’s interest in the Property), (iii) any credits, claims, setoffs or defenses that Tenant may have against Landlord, (iv) any modification or amendment to this Lease for which the Security Holder’s consent is required, but has not been obtained, under the Security Agreement, or (v) any obligation hereunder to maintain a fitness facility at the Building. Within 10 days after request by Landlord, Tenant shall execute such further instruments as Landlord may reasonably deem necessary to confirm such attornment and evidence the subordination or superiority of this Lease to any Security Agreement. Tenant waives any right it may have under Law to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder upon a foreclosure. Within 10 business days after Landlord’s request, Tenant shall execute and deliver to Landlord a commercially reasonable estoppel certificate in favor of such parties as Landlord may reasonably designate, including current and prospective Security Holders and prospective purchasers.

17.2     The parties acknowledge that before entering into this Lease Landlord has provided to Tenant the standard form of SNDA used by Landlord’s existing Security Holder (“Existing Security Holder”). Promptly upon receiving Tenant’s written comments to such form of SNDA, Landlord shall forward the same to Existing Security Holder and provide Tenant with the contact information for Existing Security Holder’s attorney. Tenant, promptly after receiving an invoice therefor, shall reimburse Landlord for (or, upon Landlord’s request, promptly pay directly to Existing Security Holder or its attorney, as the case may be) any fixed administrative or review fee (not to exceed[*]) and any reasonable attorney’s fees that Landlord becomes required to pay to Existing Security Holder in connection with any negotiation, preparation, execution or delivery of such SNDA.

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18    ENTRY BY LANDLORD. At all reasonable times and upon at least 24 hours’ notice to Tenant, or in an emergency, Landlord may enter the Premises to (i) inspect the Premises; (ii) show the Premises to prospective purchasers, current or prospective Security Holders or insurers, or, during the last 12 months of the Term (or while an uncured Default exists), prospective tenants; (iii) post notices of non-responsibility; or (iv) perform maintenance, repairs or alterations. At any time and without notice to Tenant, Landlord may enter the Premises to perform required services; provided, however, that, except in an emergency, Landlord shall provide Tenant with reasonable prior notice (which notice, notwithstanding Section 25.1, may be delivered by e-mail, fax, telephone or orally and in person) of any entry to perform a service that is not performed on a monthly or more frequent basis. If reasonably necessary, Landlord may temporarily close any portion of the Premises to perform maintenance, repairs or alterations. In an emergency, Landlord may use any means it deems proper to open doors to and in the Premises. Landlord shall use reasonable efforts to minimize interference with Tenant’s use of the Premises; provided, however, that the reasonableness of such efforts shall be determined taking into account the existence of any emergency. No entry into or closure of any portion of the Premises in strict accordance with this Section 18 shall by itself render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder. If Tenant, by notice to Landlord, designates a room within the Premises as “secured,” then, notwithstanding any contrary provision of Section 6.1 or this Section 18, Landlord shall not (i) be required to provide janitorial service to such room, or (ii) enter such room except (x) in an emergency, or (y) at such time as Tenant, upon Landlord’s request, shall reasonably determine.

19    DEFAULTS; REMEDIES.

19.1     Events of Default. The occurrence of any of the following shall constitute a “Default”:

19.1.1    Any failure by Tenant to pay any Rent when due unless such failure is cured within five (5) business days after notice; or

19.1.2    Except where a specific time period is otherwise set forth for Tenant’s cure herein (in which event Tenant’s failure to cure within such time period shall be a Default), and except as otherwise provided in this Section 19.1, any breach by Tenant of any other provision hereof where such breach continues for 30 days (or such shorter period as may be reasonable under the circumstances in case of an emergency) after notice from Landlord; provided that if such breach cannot reasonably be cured within such 30-day (or shorter) period, Tenant shall not be in Default as a result of such breach if Tenant diligently commences such cure within such period, thereafter diligently pursues such cure, and completes such cure within 60 days after Landlord’s notice; or

19.1.3    [Intentionally Omitted]; or

19.1.4    Any breach by Tenant of Sections 17 or 18 where such breach continues for more than five (5) business days after notice from Landlord; or

19.1.5   Tenant becomes in breach of Section 25.3.

If Tenant breaches a particular provision hereof (other than a provision requiring payment of Rent), and Landlord notifies Tenant of such breach, on three (3) separate occasions during any 12-month period, and if such breaches are collectively material, then Tenant’s subsequent breach of such provision shall be, at Landlord’s option, an incurable Default provided that Landlord begins to exercise one or more remedies for such Default within 90 days after its occurrence and diligently prosecutes any such remedy to completion. The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by Law, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

19.2     Remedies Upon Default. Upon any Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any notice or demand:

19.2.1    Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a)          The worth at the time of award of the unpaid Rent which has been earned at the time of such termination; plus

(b)          The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c)          The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

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(d)          Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations hereunder or which in the ordinary course of things would be likely to result therefrom; plus

(e)          At Landlord’s option, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Law.

As used in Sections 19.2.1(a) and (b), the “worth at the time of award” shall be computed by allowing interest at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord shall reasonably designate if such rate ceases to be published) plus two (2) percentage points, or (ii) the highest rate permitted by Law. As used in Section 19.2.1(c), the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

19.2.2    [Intentionally Omitted.]

19.2.3    Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, or any Law or other provision hereof), without prior demand or notice except as required by Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3     Efforts to Relet. Unless Landlord provides Tenant with express notice to the contrary, no re-entry, repossession, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, or (b) operate to release Tenant from any of its obligations hereunder. Tenant waives, for Tenant and for all those claiming by, through or under Tenant, any existing or future rights to redeem or reinstate, by order or judgment of any court or by any legal process or writ, this Lease or Tenant’s right of occupancy of the Premises after any termination hereof.

19.4     Landlord Default. Landlord shall not be in default hereunder unless it breaches a provision hereof and such breach continues for 30 days (or such shorter period as may be reasonable under the circumstances in case of an emergency) after notice from Tenant; provided that if such breach cannot reasonably be cured within such 30-day (or shorter) period, Landlord shall not be in default as a result of such breach if Landlord diligently commences such cure within such period, thereafter diligently pursues such cure, and completes such cure within 60 days after Tenant’s notice. Before exercising any remedies for a default by Landlord, Tenant shall give notice and a reasonable time to cure to any Security Holder of which Tenant has been notified.

20    LANDLORD EXCULPATION. Notwithstanding any contrary provision hereof, (a) the liability of the Landlord Parties to Tenant shall be limited to an amount equal to Landlord’s interest in the Building; (b) Tenant shall look solely to Landlord’s interest in the Building for the recovery of any judgment or award against any Landlord Party; (c) no Landlord Party shall have any personal liability for any judgment or deficiency, and Tenant waives and releases such personal liability on behalf of itself and all parties claiming by, through or under Tenant; and (d) no Landlord Party shall be liable for any injury or damage to, or interference with, Tenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage.

21    SECURITY DEPOSIT. Concurrently with its execution and delivery hereof, Tenant shall deposit with Landlord the Security Deposit, if any, as security for Tenant’s performance of its obligations hereunder. If Tenant breaches any provision hereof, Landlord may, at its option, without notice to Tenant, apply all or part of the Security Deposit to pay any past-due Rent, cure any breach by Tenant, or compensate Landlord for any other loss or damage caused by such breach. If Landlord so applies any portion of the Security Deposit, Tenant, within three (3) days after demand therefor, shall restore the Security Deposit to its original amount. The Security Deposit is not an advance payment of Rent or measure of damages. Any unapplied portion of the Security Deposit shall be returned to Tenant within 60 days after the latest to occur of (a) the expiration of the Term, (b) Tenant’s surrender of the Premises as required hereunder, or (c) determination of the final Rent due from Tenant. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

22    [Intentionally Omitted.]

23    COMMUNICATIONS AND COMPUTER LINES. All Lines installed pursuant to this Lease shall be (a) installed in accordance with Section 7; and (b) clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, and the purpose of such Lines (i) every six (6) feet outside the Premises (including the electrical room risers and any Common Areas), and (ii) at their termination points. Landlord may designate specific contractors for work relating to vertical Lines. Sufficient spare cables and space for additional cables shall be maintained for other occupants, as reasonably determined by Landlord. Unless otherwise notified by Landlord, Tenant, at its expense and before the expiration or earlier termination hereof, shall remove all Lines and repair any resulting damage. As used herein, “Lines” means all communications or computer wires and cables serving the Premises, whenever and by whomever installed or paid for, including any such wires or cables installed pursuant to any prior lease.

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24    PARKING. Tenant, at no additional charge (except as provided in this Section 24), may park in the Building’s parking facilities (the “Parking Facility”), in common with other tenants of the Building, upon the following terms and conditions. Tenant shall not use more than the number of unreserved and/or reserved parking spaces set forth in Section 1.9. Tenant shall pay Landlord, in accordance with Section 3, any fees for the parking spaces described in Section 1.9. Tenant shall pay Landlord any fees, taxes or other charges imposed by any governmental or quasi-governmental agency in connection with the Parking Facility, to the extent such amounts are allocated to Tenant by Landlord. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by (or any parking charges are imposed as a result of) any Law. Tenant shall comply with all reasonable rules and regulations established by Landlord from time to time for the orderly operation and use of the Parking Facility, including any sticker or other identification system and the prohibition of vehicle repair and maintenance activities in the Parking Facility. Landlord shall not enforce any such rules and regulations against Tenant in a manner that unreasonably discriminates against Tenant in favor of any other similarly situated tenant. Landlord may, in its discretion, allocate and assign parking passes among Tenant and the other tenants in the Building. Tenant’s use of the Parking Facility shall be at Tenant’s sole risk, and Landlord shall have no liability for any personal injury or damage to or theft of any vehicles or other property occurring in the Parking Facility or otherwise in connection with any use of the Parking Facility by Tenant or its employees or invitees. Landlord may alter the size, configuration, design, layout or any other aspect of the Parking Facility, and, in connection therewith, temporarily deny or restrict access to the Parking Facility, in each case without abatement of Rent or liability to Tenant. Tenant’s parking rights under this Section 24 are solely for the benefit of Tenant’s employees, contractors, agents, offices, representatives and other invitees and such rights may not be transferred without Landlord’s prior consent, except pursuant to a Transfer permitted under Section 14. Landlord shall not grant rights to park in the Parking Facility that exceed its capacity.

25    MISCELLANEOUS.

25.1     Notices. Except as provided in Sections 6.3 and 18, no notice, demand, statement, designation, request, consent, approval, election or other communication given hereunder (“Notice”) shall be binding upon either party unless (a) it is in writing; (b) it is (i) sent by certified or registered mail, postage prepaid, return receipt requested, (ii) delivered by a nationally recognized courier service, or (iii) delivered personally; and (c) it is sent or delivered to the address set forth in Section 1.10 or 1.11, as applicable, or to such other place (other than a P.O. box) as the recipient may from time to time designate in a Notice to the other party. Any Notice shall be deemed received on the earlier of the date of actual delivery or the date on which delivery is refused, or, if Tenant is the recipient and has vacated its notice address without providing a new notice address, three (3) days after the date the Notice is deposited in the U.S. mail or with a courier service as described above.

25.2     Force Majeure. If either party is prevented from performing any obligation hereunder by any strike, act of God, war, terrorist act, shortage of labor or materials, governmental action, civil commotion or other cause beyond such party’s reasonable control (“Force Majeure”), such obligation shall be excused during (and any time period for the performance of such obligation shall be extended by) the period of such prevention; provided, however, that this Section 25.2 shall not (a) permit Tenant to hold over in the Premises after the expiration or earlier termination hereof, or (b) excuse any of Tenant’s obligations under Sections 3, 4, 5, 21 or 25.3 or any of Tenant’s obligations whose nonperformance would interfere with another occupant’s use, occupancy or enjoyment of its premises or the Project.

25.3     Representations and Covenants. Tenant represents, warrants and covenants that (a) Tenant is, and at all times during the Term will remain, duly organized, validly existing and in good standing under the Laws of the state of its formation and qualified to do business in the state where the Building is located; (b) neither Tenant’s execution of nor its performance under this Lease will cause Tenant to be in violation of any agreement or Law; (c) Tenant (and any guarantor hereof) has not, and at no time during the Term will have, (i) made a general assignment for the benefit of creditors, (ii) filed a voluntary petition in bankruptcy or suffered the filing of an involuntary petition by creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally; and (d) no party that (other than through the passive ownership of interests traded on a recognized securities exchange) constitutes, owns, controls, or is owned or controlled by Tenant, any guarantor hereof or any subtenant of Tenant is, or any time during the Term will be, (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the parties identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

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25.4     Signs. Landlord shall include Tenant’s name in any tenant directory located in the lobby on the first floor of the Building. If any part of the Premises is located on a multi-tenant floor, Landlord, at Tenant’s cost, shall provide identifying suite signage for Tenant comparable to that provided by Landlord on similar floors in the Building. Subject to Section 8 of Exhibit F, Tenant may not install (a) any signs outside the Premises, or (b) without Landlord’s prior consent in its sole and absolute discretion, any signs, window coverings, blinds or similar items that are visible from outside the Premises.

25.5     Supplemental HVAC. If any supplemental HVAC unit (a “Unit”) serves the Premises, then (a) Tenant shall pay the costs of all electricity consumed in the Unit’s operation, together with the cost of installing a meter to measure such consumption; (b) Tenant, at its expense, shall (i) operate and maintain the Unit in compliance with all applicable Laws and such reasonable rules and procedures as Landlord may impose; (ii) keep the Unit in as good working order and condition as exists upon its installation (or, if later, on the date Tenant takes possession of the Premises), subject to normal wear and tear and damage resulting from Casualty; (iii) maintain in effect, with a contractor reasonably approved by Landlord, a contract for the maintenance and repair of the Unit, which contract shall require the contractor, at least once every three (3) months, to inspect the Unit and provide to Tenant a report of any defective conditions, together with any recommendations for maintenance, repair or parts-replacement; (iv) follow all reasonable recommendation of such contractor; and (v) promptly provide to Landlord a copy of such contract and each report issued thereunder; (c) the Unit shall become Landlord’s property upon installation and without compensation to Tenant; provided, however, that upon Landlord’s request at the expiration or earlier termination hereof, Tenant, at its expense, shall remove the Unit and repair any resulting damage; (d) the Unit shall be deemed (i) a Leasehold Improvement (except for purposes of Section 8), and (ii) for purposes of Section 11, part of the Premises; (e) if the Unit exists on the date of mutual execution and delivery hereof, Tenant accepts the Unit in its “as is” condition, without representation or warranty as to quality, condition, fitness for use or any other matter; (f) if the Unit connects to the Building’s condenser water loop (if any), then Tenant shall pay to Landlord, as Additional Rent, Landlord’s standard one-time fee for such connection and Landlord’s standard monthly per-ton usage fee; and (g) if any portion of the Unit is located on the roof, then (i) Tenant’s access to the roof shall be subject to such reasonable rules and procedures as Landlord may impose; (ii) Tenant shall maintain the affected portion of the roof in a clean and orderly condition and shall not interfere with use of the roof by Landlord or any other tenants or licensees; and (iii) Landlord may relocate the Unit and/or temporarily interrupt its operation, without liability to Tenant, as reasonably necessary to maintain and repair the roof or otherwise operate the Building.

25.6     Attorneys’ Fees. In any action or proceeding between the parties, including any appellate or alternative dispute resolution proceeding, the prevailing party may recover from the other party all of its costs and expenses in connection therewith, including reasonable attorneys’ fees and costs. Tenant shall pay all reasonable attorneys’ fees and other fees and costs that Landlord incurs in interpreting or enforcing this Lease or otherwise protecting its rights hereunder (a) where Tenant has failed to pay Rent when due, or (b) in any bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation or reorganization proceeding involving Tenant or this Lease.

25.7     Brokers. Tenant represents to Landlord that it has dealt only with Tenant’s Broker as its broker in connection with this Lease. Tenant shall indemnify, defend, and hold Landlord harmless from all claims of any brokers, other than Tenant’s Broker, claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify, defend and hold Tenant harmless from all claims of any brokers, including Landlord’s Broker, claiming to have represented Landlord in connection with this Lease. Tenant acknowledges that any Affiliate of Landlord that is involved in the negotiation of this Lease is representing only Landlord, and that any assistance rendered by any agent or employee of such Affiliate in connection with this Lease or any subsequent amendment or other document related hereto has been or will be rendered as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

25.8     Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the Laws of the state where the Building is located. THE PARTIES WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY.

25.9     [Intentionally Omitted.]

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25.10   Interpretation. As used herein, the capitalized term “Section” refers to a section hereof unless otherwise specifically provided herein. As used in this Lease, the terms “herein,” “hereof,” “hereto” and “hereunder” refer to this Lease and the term “include” and its derivatives are not limiting. As used herein, the term “business day” means any day other than Saturday, Sunday and any Holiday. Any reference herein to “any part” or “any portion” of the Premises, the Property or any other property shall be construed to refer to all or any part of such property. Wherever this Lease requires Tenant to comply with any Law, rule, regulation, procedure or other requirement or prohibits Tenant from engaging in any particular conduct, this Lease shall be deemed also to require Tenant to cause each of its employees, licensees, invitees and subtenants, and any other party claiming by, through or under Tenant, to comply with such requirement or refrain from engaging in such conduct, as the case may be. Wherever this Lease requires Landlord to provide a customary service or to act in a reasonable manner (whether in incurring an expense, establishing a rule or regulation, providing an approval or consent, or performing any other act), this Lease shall be deemed also to provide that whether such service is customary or such conduct is reasonable shall be determined by reference to the practices of owners of buildings (“Comparable Buildings”) that (i) are comparable to the Building in size, age, class, quality and location in the Dublin, Ohio area, and (ii) at Landlord’s option, have been, or are being prepared to be, certified under the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar rating system. Tenant waives the benefit of any rule that a written agreement shall be construed against the drafting party.

25.11   Entire Agreement. This Lease sets forth the entire agreement between the parties relating to the subject matter hereof and supersedes any previous agreements (none of which shall be used to interpret this Lease). Tenant acknowledges that in entering into this Lease it has not relied upon any representation, warranty or statement, whether oral or written, not expressly set forth herein. This Lease can be modified only by a written agreement signed by both parties.

25.12   Other. Landlord, at its option, may cure any Default, without waiving any right or remedy or releasing Tenant from any obligation, in which event Tenant shall pay Landlord, upon demand, the cost of such cure. If any provision hereof is void or unenforceable, no other provision shall be affected. Submission of this instrument for examination or signature by Tenant does not constitute an option or offer to lease, and this instrument is not binding until it has been executed and delivered by both parties. If Tenant is comprised of two or more parties, their obligations shall be joint and several. Time is of the essence with respect to the performance of every provision hereof in which time of performance is a factor. So long as Tenant performs its obligations hereunder, Tenant shall have peaceful and quiet possession of the Premises against any party claiming by, through or under Landlord, subject to the terms hereof. Landlord may transfer its interest herein, in which event Landlord shall be released from, Tenant shall look solely to the transferee for the performance of, and the transferee shall be deemed to have assumed, all of Landlord’s obligations arising hereunder after the date of such transfer (including the return of any Security Deposit) and Tenant shall attorn to the transferee. Landlord reserves all rights not expressly granted to Tenant hereunder, including the right to make alterations to the Project. No rights to any view or to light or air over any property are granted to Tenant hereunder. The expiration or termination hereof shall not relieve either party of any obligation that accrued before, or continues to accrue after, such expiration or termination.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

20

Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:

BRE/COH OH LLC,
a Delaware limited liability company

By:	/s/ Thomas Burdi
Name:	Thomas Burdi
Title:	VP-Asset Management

STATE OF TEXAS )
) SS:
COUNTY OF COLLIN )

The foregoing instrument was acknowledged before me on the 29th day of August, 2013, by Thomas Burdi, the VP-Asset Management of BRE/COH OH LLC, a Delaware limited liability company, on behalf of the limited liability company.

/s/ Jeanette Kay Drew
Notary Public

Jeanette Kay Drew
Printed Signature

My Commission Expires: June 3, 2015

My County of Residence: Collin

21

Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

TENANT:

NAVIDEA BIOPHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Brent L. Larson
Name:	Brent L. Larson
Title:	EVP & CFO

STATE OF Ohio	)
) SS:
COUNTY OF Franklin	)

The foregoing instrument was acknowledged before me the 22nd day of August, 2013, by Brent L. Larson, the EVP & CFO of NAVIDEA BIOPHARMACEUTICALS, INC., a Delaware corporation, on behalf of the corporation.

/s/ Heather Burr
Notary Public

Heather Burr
Printed Signature

My Commission Expires: 7/25/17_____________

My County of Residence: Franklin____________

22

EXHIBIT A

BLAZER I

OUTLINE OF PREMISES

See Attached

Exhibit A

1

Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT B

BLAZER I

WORK LETTER

As used in this Exhibit B (this “Work Letter”), the following terms shall have the following meanings: “Tenant Improvements” means all improvements to be constructed in the Premises pursuant to this Work Letter. “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

1      ALLOWANCE.

1.1        Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Allowance”) in the amount of [*] (i.e., [*] per rentable square foot of the Premises) to be applied toward (i) the TI Allowance Items (defined in Section 1.2 below) in accordance with and subject to Section 1.2 below, and (ii) the Other Allowance Items (defined in Section 1.3 below) in accordance with and subject to Section 1.3 below. Tenant shall be responsible for all costs associated with the Tenant Improvement Work, including the costs of the TI Allowance Items, to the extent such costs exceed the lesser of (a) the Allowance, or (b) the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter. Tenant shall be responsible for the costs of the Other Allowance Items to the extent such costs exceed the lesser of (a) the Allowance, or (b) the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter. Notwithstanding any contrary provision of this Lease, if Tenant fails to use the entire Allowance within one (1) year after the Commencement Date (provided, however, that such one-year period shall be extended to the extent that the Tenant Improvement Work is delayed by reason of Force Majeure), the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

1.2        Disbursement of Allowance for TI Allowance Items.

1.2.1      TI Allowance Items. Except as otherwise provided in this Work Letter, the Allowance shall be disbursed by Landlord only for the following items (the “TI Allowance Items”): (a) the fees of Tenant’s designers, architect and engineers, if any, and any Review Fees (defined in Section 2.3 below); (b) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (c) the cost of performing the Tenant Improvement Work, including after hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (d) the cost of any change to the base, shell or core of the Premises or Building required by Tenant’s plans and specifications (the “Plans”) (including if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (e) the cost of any change to the Plans or Tenant Improvement Work required by Law; (f) the Coordination Fee (defined in Section 2.3 below); (g) sales and use taxes; and (h) all other costs expended by Landlord in connection with the performance of the Tenant Improvement Work.

1.2.2      Disbursement. Subject to the terms hereof, Landlord shall make monthly disbursements of the Allowance for TI Allowance Items as follows:

1.2.2.1 Monthly Disbursements. Not more frequently than once per calendar month, Tenant may deliver to Landlord: (i) a request for payment of Tenant’s contractor, approved by Tenant, in AIA G-702/G-703 format or another format reasonably requested by Landlord, showing the schedule of values, by trade, of percentage of completion of the Tenant Improvement Work, detailing the portion of the work completed and the portion not completed (which approved request shall be deemed Tenant’s approval and acceptance of the work and materials described therein); (ii) copies of all third-party contracts (including change orders) pursuant to which the Tenant Improvement Work has been performed, including paid invoices from all parties providing labor or materials to the Premises (collectively, the “Construction Contracts”); (iii) executed conditional mechanic’s lien releases from all parties providing labor or materials to the Premises (along with unconditional mechanic’s lien releases for any prior payments made pursuant to this paragraph) satisfying any applicable requirements of Law, as reasonably determined by Landlord; and (iv) all other information reasonably requested by Landlord. Within 30 days after receiving such materials, Landlord shall deliver a check to Tenant, payable to Tenant, in the amount of the lesser of (a) Landlord’s Share (defined below) of the amount requested by Tenant pursuant to the preceding sentence, less a 10% retention (the aggregate amount of such retentions shall be referred to in this Work Letter as the “Final Retention”), or (b) the amount of any remaining portion of the Allowance (not including the Final Retention). Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work or materials described in Tenant’s payment request. As used in this Section 1.2.2.1, “Landlord’s Share” means the lesser of (i) 100%, or (ii) the percentage obtained by dividing the Allowance by the estimated sum of all TI Allowance Items, as determined based on the Construction Contracts.

Exhibit B

1

Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

1.2.2.2 Final Retention. Subject to the terms hereof, Landlord shall deliver to Tenant a check for the Final Retention, together with any other undisbursed portion of the Allowance required to pay for the TI Allowance Items, within 30 days after the latest of (a) the completion of the Tenant Improvement Work in accordance with the approved plans and specifications; (b) Landlord’s receipt of (i) copies of all Construction Contracts; (ii) executed unconditional mechanic’s lien releases satisfying any applicable requirements of Law, as reasonably determined by Landlord; (iii) a certificate from Tenant’s architect, in a form reasonably acceptable to Landlord, certifying that the Tenant Improvement Work has been substantially completed; (iv) a certificate of occupancy or other evidence that all governmental approvals required for Tenant to legally occupy the Premises have been obtained; and (v) any other information reasonably requested by Landlord; (c) Tenant’s delivery to Landlord of “as built” drawings (in CAD format, if requested by Landlord); or (d) Tenant’s delivery to Landlord of (in each case to the extent applicable) contractor’s affidavits, final permits and (in each case to the extent available) O&M manuals, air balance reports, warranties, and structural reports from third-party consultants. Landlord’s payment of the Final Retention shall not be deemed Landlord’s approval or acceptance of the work or materials described in Tenant’s payment requests.

1.3        Disbursement of Allowance for Other Allowance Items. Notwithstanding any contrary provision of this Lease, but subject to the last sentence of Section 1.1 above, if any portion of the Allowance remains after the TI Allowance Items have been fully paid for, then Landlord, upon Tenant’s request, shall disburse such portion of the Allowance, not to exceed [*] (i.e., [*] per rentable square foot of the Premises), to Tenant to be applied toward the reasonable costs of moving Tenant’s furniture, equipment and/or other personal property into the Premises (the “Other Allowance Items”), within 30 days after receiving paid invoices from Tenant with respect to such costs.

2      MISCELLANEOUS.

2.1        Applicable Lease Provisions. Without limitation, the Tenant Improvement Work shall be subject to Sections 7.2, 7.3 and 8 of this Lease.

2.2        Plans and Specifications. Landlord shall provide Tenant with notice approving or disapproving any proposed plans and specifications for the Tenant Improvement Work within the Required Period (defined below) after the later of Landlord’s receipt thereof from Tenant or the mutual execution and delivery of this Lease. As used herein, “Required Period” means (a) seven (7) business days in the case of construction drawings, and (b) five (5) business days in the case of any other plans and specifications (including a space plan). Any such notice of disapproval shall describe with reasonable specificity the basis of disapproval and the changes that would be necessary to resolve Landlord’s objections.

2.3        Review Fees; Coordination Fee. Tenant shall reimburse Landlord, upon demand, for any fees reasonably incurred by Landlord for review of the Plans by Landlord’s third party consultants (“Review Fees”). In consideration of Landlord’s coordination of the Tenant Improvement Work, Tenant shall pay Landlord a fee (the “Coordination Fee”) in an amount equal to 1% of the cost of the Tenant Improvement Work.

2.4        Tenant Default. Notwithstanding any contrary provision of this Lease, if Tenant defaults under this Lease before the Tenant Improvement Work is completed, then (a) Landlord’s obligations under this Work Letter shall be excused, and Landlord may cause Tenant’s contractor to cease performance of the Tenant Improvement Work, until such default is cured, and (b) Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work.

2.5        Other. This Work Letter shall not apply to any space other than the Premises.

Exhibit B

2

Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT C

BLAZER I

CONFIRMATION LETTER

_____________________, 20__

To:	_______________________

_______________________

_______________________

_______________________

Re:       Office Lease (the “Lease”) dated ______________, 20____, between ___________________________, a ________________________ (“Landlord”), and ______________________________, a _____________________ (“Tenant”), concerning Suite _____ on the _______ floor of the building located at ___________________, _____________________.

Lease ID: _____________________________

Business Unit Number: __________________

Dear _________________:

In accordance with the Lease, Tenant accepts possession of the Premises and confirms the following:

1.	The Commencement Date is _____________ and the Expiration Date is _______________.

2.	The exact number of rentable square feet within the Premises is _________ square feet, subject to Section 2.1.1 of the Lease.

3.	Tenant’s Share, based upon the exact number of rentable square feet within the Premises, is ____________%, subject to Section 2.1.1 of the Lease.

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, pursuant to Section 2.1.1 of the Lease, Tenant is required to execute and return (or, by notice to Landlord, reasonably object to) this letter within five (5) days after receiving it.

“Landlord”:

_______________________________,
a ________________________

By:
Name:
Title:

Agreed and Accepted as of , 201 .
“Tenant”:

_______________________________,
a ________________________

By:
Name:
Title:

Exhibit C

1

Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT D

BLAZER I

RULES AND REGULATIONS

Tenant shall comply with the following rules and regulations (as modified or supplemented from time to time, the “Rules and Regulations”). Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1.          Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two (2) keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices and toilet rooms furnished to or otherwise procured by Tenant, and if any such keys are lost, Tenant shall pay Landlord the cost of replacing them or of changing the applicable locks if Landlord deems such changes necessary.

2.          All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3.          Landlord may close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant shall cause its employees, agents, contractors, invitees and licensees who use Building doors during such hours to securely close and lock them after such use. Any person entering or leaving the Building during such hours, or when the Building doors are otherwise locked, may be required to sign the Building register, and access to the Building may be refused unless such person has proper identification or has a previously arranged access pass. Landlord will furnish passes to persons for whom Tenant requests them. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. Landlord and its agents shall not be liable for damages for any error with regard to the admission or exclusion of any person to or from the Building. In case of invasion, mob, riot, public excitement or other commotion, Landlord may prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4.          No furniture, freight or equipment shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord may prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property. Any damage to the Building, its contents, occupants or invitees resulting from Tenant’s moving or maintaining any such safe or other heavy property shall be the sole responsibility and expense of Tenant (notwithstanding Sections 7 and 10.4 of this Lease).

5.          No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6.          Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7.          No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior consent. Tenant shall not disturb, solicit, peddle or canvass any occupant of the Project.

8.          The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance shall be thrown therein. Notwithstanding Sections 7 and 10.4 of this Lease, Tenant shall bear the expense of any breakage, stoppage or damage resulting from any violation of this rule by Tenant or any of its employees, agents, contractors, invitees or licensees.

Exhibit D

1

Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

9.          Tenant shall not overload the floor of the Premises, or mark, drive nails or screws or drill into the partitions, woodwork or drywall of the Premises, or otherwise deface the Premises, without Landlord’s prior consent. Tenant shall not purchase bottled water, ice, towel, linen, maintenance or other like services from any person not approved by Landlord.

10.         Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated in the Premises without Landlord’s prior consent.

11.         Tenant shall not, without Landlord’s prior consent, use, store, install, disturb, spill, remove, release or dispose of, within or about the Premises or any other portion of the Project, any asbestos-containing materials, any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law, or any inflammable, explosive or dangerous fluid or substance; provided, however, that Tenant may use, store and dispose of such substances in such amounts as are typically found in similar premises used for general office purposes provided that such use, storage and disposal does not damage any part of the Premises, Building or Project and is performed in a safe manner and in accordance with all Laws. Tenant shall comply with all Laws pertaining to and governing the use of such materials by Tenant and shall remain solely liable for the costs of abatement and removal. No burning candle or other open flame shall be ignited or kept by Tenant in or about the Premises, Building or Project.

12.         Tenant shall not, without Landlord’s prior consent, use any method of heating or air conditioning other than that supplied by Landlord.

13.         Tenant shall not use or keep any foul or noxious gas or substance in or on the Premises, or occupy or use the Premises in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, or interfere with other occupants or those having business therein, whether by the use of any musical instrument, radio, CD player or otherwise. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14.         Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (other than service animals), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15.         No cooking shall be done in the Premises, nor shall the Premises be used for lodging, for living quarters or sleeping apartments, or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and invitees, provided that such use complies with all Laws.

16.         The Premises shall not be used for manufacturing or for the storage of merchandise except to the extent such storage may be incidental to the Permitted Use. Tenant shall not occupy the Premises as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics or tobacco, or as a medical office, a barber or manicure shop, or an employment bureau, without Landlord’s prior consent. Tenant shall not engage or pay any employees in the Premises except those actually working for Tenant in the Premises, nor advertise for laborers giving an address at the Premises.

17.         Landlord may exclude from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs, or who violates any of these Rules and Regulations.

18.         Tenant shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19.         Tenant shall not waste electricity, water or air conditioning, shall cooperate with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall not attempt to adjust any controls. Tenant shall install and use in the Premises only ENERGY STAR rated equipment, where available. Tenant shall use recycled paper in the Premises to the extent consistent with its business requirements.

20.         Tenant shall store all its trash and garbage inside the Premises. No material shall be placed in the trash or garbage receptacles if, under Law, it may not be disposed of in the ordinary and customary manner of disposing of trash and garbage in the vicinity of the Building. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate. Tenant shall comply with Landlord’s recycling program, if any.

21.         Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

Exhibit D

2

Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

22.         Any persons employed by Tenant to do janitorial work shall be subject to Landlord’s prior consent and, while in the Building and outside of the Premises, shall be subject to the control and direction of the Building manager (but not as an agent or employee of such manager or Landlord), and Tenant shall be responsible for all acts of such persons.

23.         No awning or other projection shall be attached to the outside walls of the Building without Landlord’s prior consent. Other than Landlord’s Building-standard window coverings, no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior consent. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings.

24.         Tenant shall not obstruct any sashes, sash doors, skylights, windows or doors that reflect or admit light or air into the halls, passageways or other public places in the Building, nor shall Tenant place any bottles, parcels or other articles on the windowsills.

25.         Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to the Landlord.

26.         Tenant must comply with any applicable “No-Smoking” law and ordinances.

27.         Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by Law.

28.         All office equipment of an electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

29.         Tenant shall not use any hand trucks except those equipped with rubber tires and rubber side guards.

30.         No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without Landlord’s prior consent.

31.         Without Landlord’s prior consent, Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises.

Landlord may from time to time modify or supplement these Rules and Regulations in a manner that, in Landlord’s reasonable judgment, is appropriate for the management, safety, care and cleanliness of the Premises, the Building, the Common Areas and the Project, for the preservation of good order therein, and for the convenience of other occupants and tenants thereof. Landlord may waive any of these Rules and Regulations for the benefit of any tenant, but no such waiver shall be construed as a waiver of such Rule and Regulation in favor of any other tenant nor prevent Landlord from thereafter enforcing such Rule and Regulation against any tenant.

Exhibit D

3

EXHIBIT E

[INTENTIONALLY OMITTED]

Exhibit E

1

Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT F

BLAZER I

ADDITIONAL PROVISIONS

1.            Prohibited Uses. Without limiting its obligations, Tenant shall not engage in any use of the Premises or the Property that (a) produces any noise that, because of excessive or unusual volume, duration, intermittence, beat, frequency or shrillness, is objectionable to any tenant, subtenant, occupant or owner of any portion of the Building or the Project; (b) produces noxious, toxic or corrosive fumes or gases, or excessive smoke, dirt or dust emission; (c) attracts flies, bugs or insects; or (d) produces noxious odors, glare, vibration, radiation, or liquid wastes.

2.            Conference Room. So long as Landlord causes a conference room (“Conference Room”) to be maintained and operated within the Project for general use by occupants of the Building, Landlord shall cause such Conference Room to be made available for use by Tenant on a first-come, first-served basis and otherwise during the same hours and upon the same terms and conditions as such Conference Room is made generally available for use by other occupants of the Building. Without limiting the foregoing, before commencing any such use of the Conference Room, Tenant shall execute and deliver to Landlord the then-standard form of license or other agreement, if any, governing the same which is being used by Landlord.

3.            Exercise Facility. So long as Landlord causes an exercise facility (“Exercise Facility”) to be maintained and operated within the Project for general use by occupants of the Building, Landlord shall cause such Exercise Facility to be made available for use by Tenant's employees during the same hours and upon the same terms and conditions as such Exercise Facility is made generally available for use by other occupants of the Building. Without limiting the foregoing, any employee of Tenant electing to use the Exercise Facility shall be required, before commencing such use, to execute and deliver to Landlord (or the operator of the Exercise Facility) Landlord’s (or such operator’s) then-standard form of license or other agreement governing the same.

4.            Letter of Credit.

4.1.         General Provisions. Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, a standby, unconditional, irrevocable, transferable letter of credit (the “Letter of Credit”) in the form of Exhibit F-1 and containing the terms required herein, in the face amount of $260,556.64 (the “Letter of Credit Amount”), naming Landlord as beneficiary, issued (or confirmed) by a financial institution acceptable to Landlord in Landlord’s sole discretion, permitting multiple and partial draws thereon, and otherwise in form acceptable to Landlord in its sole discretion. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) that is 60 days after the scheduled expiration date of the Term, as it may be extended from time to time. If the Letter of Credit held by Landlord expires before the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord not later than 60 days before the expiration date of the Letter of Credit then held by Landlord. In addition, if, at any time before the Final LC Expiration Date, the financial institution that issued (or confirmed) the Letter of Credit held by Landlord fails to meet the Minimum Financial Requirement (defined below), Tenant, within five (5) business days after Landlord’s demand, shall deliver to Landlord, in replacement of such Letter of Credit, a new Letter of Credit issued (or confirmed) by a financial institution that meets the Minimum Financial Requirement and is otherwise acceptable to Landlord in Landlord’s sole discretion, whereupon Landlord shall return to Tenant the Letter of Credit that is being replaced. For purposes hereof, a financial institution shall be deemed to meet the “Minimum Financial Requirement” on a particular date if and only if, as of such date, such financial institution (i) has not been placed into receivership by the FDIC; and (ii) has a financial strength that, in Landlord’s good faith judgment, is not less than that which is then generally required by Landlord and its affiliates as a condition to accepting letters of credit in support of new leases. Any new Letter of Credit or certificate of renewal or extension (a “Renewal or Replacement LC”) shall comply with all of the provisions of this Section 4, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the Letter of Credit that is expiring or being replaced.

Exhibit F

1

Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

4.2.         Drawings under Letter of Credit. Upon Tenant’s failure to comply with one or more provisions of this Lease, or as otherwise specifically agreed by Landlord and Tenant pursuant to this Lease or any amendment hereof, Landlord may, without prejudice to any other remedy provided in this Lease or by Law, draw on the Letter of Credit and use all or part of the proceeds to (a) satisfy any amounts due to Landlord from Tenant, and (b) satisfy any other damage, injury, expense or liability caused by Tenant’s failure to so comply. In addition, if Tenant fails to furnish a Renewal or Replacement LC complying with all of the provisions of this Section 4 when required under this Section 4, Landlord may draw upon the Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Section 4 (the “LC Proceeds Account”).

4.3.         Use of Proceeds by Landlord. The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may, immediately upon any draw (and without notice to Tenant), apply or offset the proceeds of the Letter of Credit against (a) any Rent payable by Tenant under this Lease that is not paid when due; (b) all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease; (c) any costs incurred by Landlord in connection with this Lease (including attorneys’ fees); and (d) any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s failure to comply with this Lease. Provided that Tenant has performed all of its obligations under this Lease, Landlord shall pay to Tenant, within 45 days after the Final LC Expiration Date, the amount of any proceeds of the Letter of Credit received by Landlord and not applied as provided above; provided, however, that if, before the expiration of such 45-day period, a voluntary petition is filed by Tenant or any Guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or Guarantor’s creditors, under the Federal Bankruptcy Code, then such payment shall not be required until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

4.4.         Additional Covenants of Tenant. If, for any reason, the amount of the Letter of Credit becomes less than the Letter of Credit Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 4, and if Tenant fails to comply with the foregoing, notwithstanding any contrary provision of this Lease, such failure shall constitute an incurable Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

4.5.         Nature of Letter of Credit. Landlord and Tenant (a) acknowledge and agree that in no event shall the Letter of Credit or any renewal thereof, any substitute therefor or any proceeds thereof (including the LC Proceeds Account) be deemed to be or treated as a “security deposit” under any Law applicable to security deposits in the commercial context (“Security Deposit Laws”); (b) acknowledge and agree that the Letter of Credit (including any renewal thereof, any substitute therefor or any proceeds thereof) is not intended to serve as a security deposit and shall not be subject to the Security Deposit Laws; and (c) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives all provisions of Law, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified above in this Section 4 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease or the acts or omission of Tenant or any party claiming by, through or under Tenant, including any damages Landlord suffers following termination of this Lease.

Exhibit F

2

Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

4.6.         Reduction in Letter of Credit Amount. Subject to the terms of this Section 4.6, Tenant may reduce the Letter of Credit Amount so that the reduced Letter of Credit Amounts will be as follows: (a) [*] effective as of the [*] anniversary of the Commencement Date; (b) [*] effective as of the [*] anniversary of the Commencement Date; (c) [*] effective as of the [*] anniversary of the Commencement Date; and (d) [*] effective as of the [*] anniversary of the Commencement Date; provided, however, that Tenant may reduce the Letter of Credit Amount to [*] effective as of the first business day occurring after Tenant provides Landlord with reasonable documentation that Tenant’s trailing twelve-month revenue has exceeded [*]. Notwithstanding any contrary provision hereof, if a Default occurs, Tenant shall have no further right to reduce the Letter of Credit Amount. Any reduction in the Letter of Credit Amount shall be accomplished by Tenant’s delivery to Landlord of a substitute letter of credit in the reduced amount or an amendment to the existing Letter of Credit reflecting the reduced amount.

5.            Extension Option.

5.1.         Grant of Option; Conditions. Tenant shall have the right (the “Extension Option”) to extend the Term for one (1) additional period of five (5) years beginning on the day immediately following the expiration date of this Lease and ending on the 5th anniversary of such expiration date (the “Extension Term”), if:

(A)         not less than 270 days before the expiration date of this Lease, Tenant delivers notice to Landlord (the “Extension Notice”) electing to exercise the Extension Option and stating Tenant’s estimate of the Prevailing Market (defined in Section 5.5 below) rate for the Extension Term;

(B)         no Default exists when Tenant delivers the Extension Notice;

(C)         no part of the Premises is sublet (other than pursuant to a Permitted Transfer) when Tenant delivers the Extension Notice; and

(D)         this Lease has not been assigned (other than pursuant to a Permitted Transfer) before Tenant delivers the Extension Notice.

5.2.         Terms Applicable to Extension Term.

A.           During the Extension Term, (a) the Base Rent rate per rentable square foot shall be equal to the Prevailing Market rate per rentable square foot; (b) Base Rent shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate; and (c) Base Rent shall be payable in monthly installments in accordance with the terms and conditions of this Lease.

B.           During the Extension Term Tenant shall pay Tenant’s Share of Expenses and Taxes for the Premises in accordance with this Lease.

5.3.         Procedure for Determining Prevailing Market.

A.           Initial Procedure. Within 30 days after the later of (i) the date of Landlord’s receipt of the Extension Notice, or (ii) the date occurring 12 months before the expiration date of this Lease, Landlord shall give Tenant either (i) notice (“Landlord’s Binding Notice”) accepting Tenant’s estimate of the Prevailing Market rate for the Extension Term stated in the Extension Notice, or (ii) notice (“Landlord’s Rejection Notice”) rejecting such estimate and stating Landlord’s estimate of the Prevailing Market rate for the Extension Term. If Landlord gives Tenant a Landlord’s Rejection Notice, Tenant, within 15 days thereafter, shall give Landlord either (i) notice (“Tenant’s Binding Notice”) accepting Landlord’s estimate of the Prevailing Market rate for the Extension Term stated in such Landlord’s Rejection Notice, or (ii) notice (“Tenant’s Rejection Notice”) rejecting such estimate. If Tenant gives Landlord a Tenant’s Rejection Notice, Landlord and Tenant shall work together in good faith to agree in writing upon the Prevailing Market rate for the Extension Term. If, within 30 days after delivery of a Tenant’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, the provisions of Section 5.3.B below shall apply.

Exhibit F

3

Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

B.           Dispute Resolution Procedure.

1.          If, within 30 days after delivery of a Tenant’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, Landlord and Tenant, within five (5) days thereafter, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Extension Term (collectively, the “Estimates”). Within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Extension Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years’ experience within the previous 10 years as a real estate appraiser working in the Dublin, Ohio area, with working knowledge of current rental rates and leasing practices relating to buildings similar to the Building. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

2.          If each party selects an appraiser in accordance with Section 5.3.B.1 above, the parties shall cause their respective appraisers to work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Extension Term. The Estimate, if any, so agreed upon by such appraisers shall be final and binding on both parties as the Prevailing Market rate for the Extension Term and may be entered in a court of competent jurisdiction. If the appraisers fail to reach such agreement within 20 days after their selection, then, within 10 days after the expiration of such 20-day period, the parties shall instruct the appraisers to select a third appraiser meeting the above criteria (and if the appraisers fail to agree upon such third appraiser within 10 days after being so instructed, either party may cause a court of competent jurisdiction to select such third appraiser). Promptly upon selection of such third appraiser, the parties shall instruct such appraiser (or, if only one of the parties has selected an appraiser within the 7-day period described above, then promptly after the expiration of such 7-day period the parties shall instruct such appraiser) to determine, as soon as practicable but in any case within 14 days after his selection, which of the two Estimates most closely reflects the Prevailing Market rate. Such determination by such appraiser (the “Final Appraiser”) shall be final and binding on both parties as the Prevailing Market rate for the Extension Term and may be entered in a court of competent jurisdiction. If the Final Appraiser believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the Final Appraiser and of any experts retained by the Final Appraiser. Any fees of any other appraiser, counsel or expert engaged by Landlord or Tenant shall be borne by the party retaining such appraiser, counsel or expert.

C.           Adjustment. If the Prevailing Market rate has not been determined by the commencement date of the Extension Term, Tenant shall pay Base Rent for the Extension Term upon the terms and conditions in effect during the last month ending on or before the expiration date of this Lease until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Extension Term shall be retroactively adjusted. If such adjustment results in an under- or overpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the next Base Rent due under this Lease.

Exhibit F

4

Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

5.4.         Extension Amendment. If Tenant is entitled to and properly exercises its Extension Option, and if the Prevailing Market rate for the Extension Term is determined in accordance with Section 5.3 above, Landlord, within a reasonable time thereafter, shall prepare and deliver to Tenant an amendment (the “Extension Amendment”) reflecting changes in the Base Rent, the Term, the expiration date of this Lease, and other appropriate terms, and Tenant shall execute and return the Extension Amendment to Landlord within 15 days after receiving it. Notwithstanding the foregoing, upon determination of the Prevailing Market rate for the Extension Term in accordance with Section 5.3 above, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

5.5.         Definition of Prevailing Market. For purposes of this Extension Option, “Prevailing Market” shall mean the arms-length, fair-market, annual rental rate per rentable square foot under extension and renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and Comparable Buildings. The determination of Prevailing Market shall take into account (i) any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes; (ii) any material differences in configuration or condition between the Premises and any comparison space, including any cost that would have to be incurred in order to make the configuration or condition of the comparison space similar to that of the Premises; and (iii) any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

5.6.         Subordination. Notwithstanding anything herein to the contrary, Tenant’s Extension Option is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building or the Project existing on the date hereof.

6.            Right of First Refusal.

6.1.          Grant of Option; Conditions.

A.          Subject to the terms of this Section 6, Tenant shall have a right of first refusal (“Right of First Refusal”) with respect to the following suite (and with respect to each portion of such suite) (such suite or portion thereof, a “Potential Refusal Space”): the 5,990 rentable square feet known as Suite 125 on the ground floor of the Building shown on the demising plan attached to this Lease as Exhibit F-2. Tenant’s Right of First Refusal shall be exercised as follows: If Landlord has a prospective tenant (“Prospective Tenant”) interested in leasing a Potential Refusal Space, then, subject to the terms of this Section 6, Landlord, before leasing such Potential Refusal Space to such Prospective Tenant, and after entering into a non-binding letter of intent or similar written agreement with such Prospective Tenant on the material economic terms for the leasing of such Potential Refusal Space, shall provide Tenant with a notice (for purposes of this Section 6, an “Advice”) advising Tenant that Landlord is prepared to lease such Potential Refusal Space (sometimes referred to herein as a “Refusal Space”) to Tenant. If the Advice is delivered within 18 months after the Commencement Date, the Advice shall state the proposed Delivery Date for the Refusal Space. If the Advice is delivered more than 18 months after the Commencement Date, then (i) the Advice shall state the material economic terms on which Landlord is prepared to lease the Refusal Space to the Prospective Tenant; and (ii) if the term for the Refusal Space, as set forth in the Advice, extends beyond the expiration date for the balance of the Premises, then the Advice, at Landlord’s option, may state that if Tenant exercises its Right of First Refusal based on the Advice, the term for the balance of the Premises shall be extended to be coterminous with the term for the Refusal Space, as provided in Section 6.2.B.5 below). Upon receiving an Advice, Tenant may lease the Refusal Space, in its entirety only, under the terms set forth in the Advice, by delivering to Landlord a notice of exercise (for purposes of this Section 6.1.A, a “Notice of Exercise”) within five (5) days after receiving the Advice. If the Advice is delivered more than 18 months after the Commencement Date, the Notice of Exercise shall satisfy any applicable requirements of Section 6.2.B.5 below.

Exhibit F

5

Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

B.           If Tenant receives an Advice but does not deliver a Notice of Exercise within the period of time required under Section 6.1.A above, then (x) if the Advice was delivered within 18 months after the Commencement Date, then Landlord may lease the Refusal Space to any party on any terms determined by Landlord in its sole and absolute discretion; and (y) if the Advice was delivered more than 18 months after the Commencement Date, then (i) Landlord may lease the Refusal Space to any party on the terms set forth in the Advice or on any other terms that are not more favorable to the tenant than those set forth in the Advice; but (ii) if Landlord, without first leasing the Refusal Space as permitted under this Section 6.1, proposes to lease the Refusal Space to a prospective tenant on material terms that are more favorable to the tenant than those set forth in the Advice, then Section 6.1.A above shall apply again as if Landlord had not provided the Advice to Tenant. For purposes hereof, the material terms offered to another party (the “Proposed Terms”) shall not be deemed to be more favorable than those set forth in an Advice unless the annual rent for the Refusal Space as provided under the Proposed Terms is less than the annual rent for the Refusal Space as provided under the Advice, as determined in good faith by Landlord using a discount rate selected in good faith by Landlord and taking into account all proposed material terms relating to the Refusal Space, including the length of the term, the net rent, any base year, any tax or expense escalation or other financial escalation, and any allowances or other financial concessions, but excluding any right to extend the term or any right to expand the leased premises (whether in the form of an expansion option, a right of first offer or refusal, or any similar right).

C.           Notwithstanding any contrary provision hereof, (i) Landlord shall not be required to provide Tenant with an Advice if any of the following conditions exists when Landlord would otherwise deliver the Advice; and (ii) if Tenant receives an Advice from Landlord, Tenant shall not be entitled to lease the Refusal Space based on such Advice if any of the following conditions exists:

(1)         a Default exists;

(2)         all or any portion of the Premises is sublet (other than pursuant to a Permitted Transfer);

(3)         this Lease has been assigned (other than pursuant to a Permitted Transfer); or

(4)         Tenant is not occupying the Premises.

If, by operation of the preceding sentence, Landlord is not required to provide Tenant with an Advice, or Tenant, after receiving an Advice, is not entitled to lease the Refusal Space based on such Advice, then Landlord may lease the Refusal Space to any party on any terms determined by Landlord in its sole and absolute discretion.

6.2.          Terms for Refusal Space.

A.           If the Advice is delivered within 18 months after the Commencement Date, the terms and conditions of this Lease relating to the Refusal Space shall be the same as those set forth in this Lease for the initial Premises; provided, however, that the following provisions shall apply:

1.            The commencement date of this Lease for the Refusal Space shall be the earliest of (i) the first date on which Tenant conducts business in the Refusal Space, (ii) the date on which Tenant receives all governmental approvals required, with respect to the Tenant Improvements in the Refusal Space, for the lawful occupancy of the Refusal Space, or (iii) the Applicable Outside Date (defined below). As used herein, “Applicable Outside Date” means the date occurring the same number of days after the Delivery Date for the Refusal Space as the number of days in the period beginning on the Delivery Date for the initial Premises and ending on November 1, 2013; provided, however, that such number of days shall be reduced in proportion to the length of the term of this Lease for the Refusal Space (relative to the length of the term of this Lease for the initial Premises). Landlord shall cause the Delivery Date for the Refusal Space to occur on the date set forth in the Advice. The expiration date of this Lease for the Refusal Space shall be the same as the expiration date of this Lease for the initial Premises.

Exhibit F

6

Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

2.           The amount of Base Rent payable for the Refusal Space at any time shall be the same, on a per-rentable-square-foot basis, as the Base Rent payable at that time for the initial Premises.

3.           Tenant’s Share for the Refusal Space shall be the percentage obtained by dividing the rentable square footage of the Refusal Space by the rentable square footage of the Building (which shall be deemed to be 71,491 rentable square feet).

4.           Exhibit B to this Lease shall apply to the Refusal Space as if the Refusal Space were the initial Premises; provided, however, that, as applied to the Refusal Space, each dollar amount set forth in Exhibit B to this Lease shall be (i) reduced in proportion to the rentable square footage of the Refusal Space (relative to the rentable square footage of the initial Premises), and (ii) further reduced in proportion to the length of the term of this Lease for the Refusal Space (relative to the length of the term of this Lease for the initial Premises).

5.           The abatement of Base Rent set forth in Section 1.4 of this Lease shall apply to the Refusal Space as if the Refusal Space were the initial Premises; provided, however, that, as applied to the Refusal Space, the length of such abatement shall be reduced in proportion to the length of the term of this Lease for the Refusal Space (relative to the length of the term of this Lease for the initial Premises).

B.           If the Advice is delivered more than 18 months after the Commencement Date, the following provisions shall apply:

1.           Except as provided in Section 6.2.B.5 below, Section 5 above shall not apply to the Refusal Space unless the term for the Refusal Space is coterminous with the term for the balance of the Premises, in which case, notwithstanding any contrary provision of Section 6.1.A above, the Advice shall not be required to include any extension or renewal option.

2.           The term for the Refusal Space shall commence on the commencement date stated in the Advice and thereupon the Refusal Space shall be considered a part of the Premises subject to the provisions of this Lease; provided, however, that the provisions of the Advice (including the provision of the Advice establishing the expiration date for the Refusal Space) shall prevail to the extent they conflict with the provisions of this Lease.

3.           Tenant shall pay Monthly Rent for the Refusal Space in accordance with the provisions of the Advice.

4.           Except as may be otherwise provided in the Advice, (i) the Refusal Space (including improvements and personalty, if any) shall be accepted by Tenant in its configuration and condition existing on the earlier of the date Tenant takes possession of the Refusal Space or the commencement date for the Refusal Space; and (ii) if Landlord is delayed in delivering possession of the Refusal Space by any holdover or unlawful possession of the Refusal Space by any party, Landlord shall use reasonable efforts to obtain possession of the Refusal Space and any obligation of Landlord to tender possession of, permit entry to, or perform alterations to the Refusal Space shall be deferred until after Landlord has obtained possession of the Refusal Space.

5.           If the term for the Refusal Space extends beyond the expiration date for the balance of the Premises, then (i) at Landlord’s option (which Landlord may exercise by so stating in the Advice), the term for the balance of the Premises shall be extended to be coterminous with the term for the Refusal Space (the period of such extension shall be referred to hereinafter as the “Refusal Extension Term”); and (ii) if Landlord exercises such option, then (a) Tenant shall include in the Notice of Exercise a statement of Tenant’s estimate of the Prevailing Market (defined in Section 5.5 above) rate for the Refusal Extension Term, and (b) the terms of such extension shall be governed by Sections 5.2, 5.3 and 5.5 above, as if the Refusal Extension Term were an “Extension Term” within the meaning of Section 5.1 above; provided, however, that, as applied to such extension, (1) all references in such Sections to the “Extension Term” shall be deemed to refer to the Refusal Extension Term; (2) all references in such Sections to the “Extension Notice” shall be deemed to refer to the Notice of Exercise; and (3) all references in such Sections to the “Extension Option” shall be deemed to refer to the Right of First Refusal.

Exhibit F

7

Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

6.3.        Termination of Right of First Refusal; One-Time Right.

A.           Notwithstanding any contrary provision hereof, Landlord shall not be required to provide Tenant with an Advice, and Tenant shall not be entitled to exercise its Right of First Refusal, after the date occurring 24 months before the Expiration Date.

B.           Notwithstanding any contrary provision hereof, Landlord shall not be required to provide Tenant with an Advice, and Tenant shall not be entitled to exercise its Right of First Refusal, with respect to any Potential Refusal Space after the earlier of (i) the date, if any, on which Landlord leases such Potential Refusal Space to a third party as permitted under Section 6.1.B above, or (ii) the date, if any, on which Landlord becomes entitled to lease such Potential Refusal Space to a third party under Section 6.1.C above.

6.4.         Refusal Amendment. If Tenant validly exercises its Right of First Refusal, Landlord, within a reasonable period of time thereafter, shall prepare and deliver to Tenant an amendment (the “Refusal Amendment”) adding the Refusal Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, the rentable square footage of the Premises, Tenant’s Share, the term for the balance of the Premises (if applicable), and other appropriate terms in accordance with this Section 6. Tenant shall execute and return the Refusal Amendment to Landlord within 15 days after receiving it, but an otherwise valid exercise of the Right of First Refusal shall be fully effective whether or not the Refusal Amendment is executed.

6.5.         Subordination. Notwithstanding any contrary provision hereof, Tenant’s Right of First Refusal shall be subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Project existing on the date hereof. In addition, if Landlord, as permitted under Section 6.1.B or 6.1.C above, leases any Potential Refusal Space to a third party on terms including a right of first offer, right of first refusal, expansion option or other expansion right with respect to any other Potential Refusal Space (and if, in the case of any such lease permitted under Section 6.1.B above, such expansion right was disclosed in the Advice received by Tenant), then Tenant’s Right of First Refusal with respect to such other Potential Refusal Space shall be subject and subordinate to such expansion right in favor of such third party.

7.            Acceleration Option.

7.1          Tenant shall have the right (the “Acceleration Option”) to accelerate the Expiration Date, with respect to the entire Premises only, from the scheduled Expiration Date to the last day of the 92nd full calendar month following the Commencement Date (the “Accelerated Expiration Date”) (the “Acceleration”) if:

(A)         Tenant delivers to Landlord, at least 12 months before the Accelerated Expiration Date, a notice (the “Acceleration Notice”) exercising the Acceleration Option;

(B)         no Default exists when Tenant delivers the Acceleration Notice to Landlord;

(C)         no part of the Premises is sublet past the Accelerated Expiration Date when Tenant delivers the Acceleration Notice to Landlord; and

(D)         this Lease has not been assigned (other than pursuant to a Permitted Transfer) before Tenant delivers the Acceleration Notice to Landlord.

7.2          If Tenant validly exercises the Acceleration Option, then (i) notwithstanding any contrary provision of this Lease, but subject to the terms of this Section 7, the term of this Lease shall expire, with respect to the entire Premises, on the Accelerated Expiration Date with the same force and effect as if such term were, by the provisions of this Lease, fixed to expire on the Accelerated Expiration Date; and (ii) without limiting the foregoing:

Exhibit F

8

Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(A)         Tenant shall surrender the Premises to Landlord in accordance with the terms of this Lease on or before the Accelerated Expiration Date;

(B)         Tenant shall remain liable for all Rent and other amounts payable under this Lease for the period up to and to and including the Accelerated Expiration Date, even though billings for such amounts may occur after the Accelerated Expiration Date;

(C)         Tenant’s restoration obligations shall be as set forth in this Lease;

(D)         If Tenant fails to surrender any portion of the Premises on or before the Accelerated Expiration Date, Tenant’s tenancy shall be subject to Section 16 of this Lease;

(E)         Any other rights or obligations of Landlord or Tenant under this Lease that, in the absence of the Acceleration, would have survived the scheduled Expiration Date shall survive the Accelerated Expiration Date.

7.3          If Tenant exercises the Acceleration Option, then Tenant shall pay to Landlord, as a fee in connection with the acceleration of the Expiration Date and not as a penalty, an amount (the “Acceleration Fee”) equal to the sum of the portion of each of the following amounts that (i) applies or is allocable to the Premises, and (ii) remains unamortized (as determined using an interest rate of 9% per annum) as of the Accelerated Expiration Date: any free or abated rent, internal or external commission, tenant improvement allowance, tenant improvement cost, moving allowance, rent credit allowance, or other allowance or concession incurred by Landlord or paid or credited to Tenant. At any time after Landlord receives the Acceleration Notice, Landlord may deliver to Tenant an invoice specifying the amount of the Acceleration Fee, whereupon Tenant shall pay the Acceleration Fee to Landlord within 15 days after receiving such invoice.

7.4          If, after Tenant delivers the Acceleration Notice to Landlord, a Default occurs (including by reason of Tenant’s failure to timely pay the Acceleration Fee), Landlord, at its option, may (i) declare Tenant’s exercise of the Acceleration Option to be null and void (in which event Landlord shall return to Tenant any Acceleration Fee received from Tenant, but only after applying it against any past due Rent), or (ii) continue to honor Tenant’s exercise of its Acceleration Option in accordance with the terms hereof.

7.5          If Tenant validly exercises the Acceleration Option, Landlord shall prepare an amendment (the “Acceleration Amendment”) reflecting the same. Landlord shall deliver the Acceleration Amendment to Tenant within a reasonable time after receiving the Acceleration Notice, and Tenant shall execute and return the Acceleration Amendment to Landlord within 15 days after receiving it. At Landlord’s option, an otherwise valid exercise of the Acceleration Option shall be fully effective whether or not the Acceleration Amendment is executed.

7.6          Notwithstanding any contrary provision of this Lease, from and after the date Tenant delivers an Acceleration Notice to Landlord, (a) any unexercised right or option of Tenant to renew or extend the Term or to expand the Premises (whether in the form of an expansion option, right of first offer or refusal, or any other similar right), and any outstanding tenant improvement allowance or other allowance not claimed and properly used by Tenant in accordance with this Lease as of such date, shall immediately be deemed terminated and no longer available or of any further force or effect, and (b) Tenant shall not sublease all or any portion of the Premises for any period following the Accelerated Expiration Date.

Exhibit F

9

Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

8.           Monument Signage.

8.1.         Tenant’s Right to Monument Signage. Subject to the terms of this Section 8, from and after the Commencement Date, Tenant shall have the right to have signage (“Tenant’s Monument Signage”) bearing Tenant’s Name (defined below) installed on the lower left panel of the monument sign located facing Blazer Parkway (the “Monument Sign”). As used herein, “Tenant Name” means, at any time, at Tenant’s discretion, (i) the name of Tenant set forth in the first paragraph of this Lease (“Tenant’s Existing Name”), or (ii) if Tenant’s name is not then Tenant’s Existing Name, then Tenant’s name, provided that such name is compatible with a first-class office building, as determined by Landlord in its reasonable discretion, and/or (iii) Tenant’s logo, provided that such logo is then being used by Tenant on a substantially nationwide basis and is compatible with a first-class office building, as determined by Landlord in its reasonable discretion. Notwithstanding any contrary provision hereof, (i) Tenant’s rights under this Section 8 shall be personal to the party named as Tenant in the first paragraph of this Lease (“Original Tenant”) and to any successor to Original Tenant’s interest in this Lease that acquires its interest in this Lease solely by means of one or more Permitted Transfers originating with Original Tenant, and may not be transferred to any other party; and (ii) if at any time a Signage Default (defined below) occurs or the Minimum Occupancy Requirement (defined below) is not satisfied, then, at Landlord’s option (which shall not be deemed waived by the passage of time), Tenant shall no longer have any further rights under this Section 8, even if such Signage Default is later cured and/or the Minimum Occupancy Requirement later becomes satisfied, as applicable. For purposes hereof, a “Signage Default” shall be deemed to occur if and only if (x) after a Default occurs, Landlord provides Tenant with notice that Tenant may lose its right to Tenant’s Monument Signage under this Section 8 if Tenant fails to cure such Default within 30 days after such notice, and (y) such Default is not cured within such 30-day period. For purposes hereof, the “Minimum Occupancy Requirement” shall be deemed satisfied if and only if not more than 25% of the rentable square footage of the Premises has been subleased (other than pursuant to a Permitted Transfer) for more than 75% of the balance of the term of this Lease.

8.2.         Landlord’s Approval. Any proposed Tenant’s Monument Signage shall comply with all applicable Laws and shall be subject to Landlord’s prior written consent. Without limitation, Landlord may withhold consent to any Tenant’s Monument Signage that, in Landlord’s sole judgment, is not harmonious with the design standards of the Building and Monument Sign, and Landlord may require that Tenant’s Monument Signage be of the same size and style as the other signage on the Monument Sign. To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used in Tenant’s Monument Signage; and (if applicable and Landlord consents thereto) any arrangements for illumination.

8.3.         Fabrication; Installation; Maintenance; Removal; Costs. Landlord shall (a) fabricate (substantially in accordance with Tenant’s design approved by Landlord), install and, at the expiration or earlier termination of Tenant’s rights under this Section 8, remove Tenant’s Monument Signage; and (b) maintain, repair, and (if applicable) illuminate the Monument Sign. Tenant shall reimburse Landlord, promptly upon demand, for (x) all costs incurred by Landlord in fabricating, installing or removing Tenant’s Monument Signage, and (y) Tenant’s pro rata share (as determined taking into account any other parties using the Monument Sign) of all costs incurred by Landlord in maintaining, repairing and (if applicable) illuminating the Monument Sign.

9.            Emergency Generator. During the Term, Tenant, at no additional charge payable to Landlord but otherwise at Tenant’s expense, and subject to the provisions of this Lease and such reasonable rules and procedures as may be imposed by Landlord, may use, in its current location(s), the entirety of the system containing the generator that serves the Premises and is located outside the Building (collectively, the “Emergency Generator”). The Emergency Generator is accepted by Tenant in its condition and configuration existing on the date hereof, without any obligation of Landlord to perform or pay for any repairs or alterations to the Emergency Generator, and without any representation or warranty regarding the condition of the Emergency Generator or its suitability for Tenant’s business or use. Tenant shall pay the costs of all utilities consumed in the operation of the Emergency Generator, together with the costs of installing such meter(s) as may be necessary to measure such consumption. The areas in which the Emergency Generator is located shall be used only for the operation and maintenance of the Emergency Generator and kept reasonably free of debris. The Emergency Generator shall remain Landlord’s property. Tenant shall ensure that its operation and maintenance of the Emergency Generator shall not damage the Premises, Building or Project and shall comply with all applicable Laws. To the maximum extent permitted by Law, Tenant’s use of the Emergency Generator shall be at Tenant’s sole risk. Tenant shall use and maintain the Emergency Generator in such a manner as to avoid any unreasonable interference with any other tenants of the Project or Landlord or any occupants of adjacent property. Any alterations to the Emergency Generator or the areas in which the Emergency Generator is located shall be governed by Sections 7.2 and 7.3 of this Lease. Tenant’s obligations under Section 7.1 of this Lease shall apply, without limitation, to the Emergency Generator, all related equipment serving the Premises, and any cage or similar enclosure surrounding the Emergency Generator. The Emergency Generator shall be tested only at such times as Landlord shall reasonably approve, and all electricity generated by the Generator may be consumed only by Tenant in the Premises. Tenant shall have no right to assign its interest under this Section 9, or otherwise permit any other party to use the Emergency Generator, except in connection with an assignment of this Lease permitted under Section 14 of this Lease.

Exhibit F

10

Confidential Treatment – Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

10.           HAZARDOUS MATERIALS.

A.          Landlord shall indemnify, defend, hold harmless and reimburse Tenant, its (direct or indirect) owners, and their respective beneficiaries, trustees, officers, directors, employees and agents (including Tenant, the “Tenant Parties”) from and against (a) any fine or reasonable direct remedial cost or expense (including reasonable legal expenses and consultants’ fees) (collectively, “Costs”) that Tenant may incur as a result of a cleanup, abatement, removal, or other remedial response (each, a “Remedial Response”) required of Tenant by a governmental authority resulting from the introduction, production, use, generation, storage, treatment, disposal, discharge, release or other handling or disposition of any Hazardous Material on or about the Premises and/or the Property, and (b) any action or claim (a “Cost Claim”) asserted against any Tenant Party seeking to require such Tenant Party to pay any such Cost or perform any such Remedial Response. However, the foregoing indemnity obligation shall not apply to any Cost or Cost Claim to the extent arising from the negligence or willful misconduct of any Tenant Party or any contractor of Tenant, or to the extent resulting from any Hazardous Material introduced to, produced, stored or generated at the Premises and/or the Property by, or disturbed, distributed or exacerbated by, any Tenant Party or any contractor of Tenant. In addition, the foregoing indemnity obligation shall not bind any party that acquires Landlord’s interest in the Property by foreclosure or deed in lieu of foreclosure.

B.          Without limiting its obligations under Section 10.1 of this Lease, Tenant shall indemnify, defend, hold harmless and reimburse the Landlord Parties from and against (a) any Cost that Landlord may incur as a result of a Remedial Response required of Landlord by a governmental authority to the extent resulting from the introduction, production, use, generation, storage, treatment, disposal, discharge, release, or other handling or disposition of any Hazardous Material on or about the Premises and/or the Property by any Tenant Party or any contractor of Tenant, and (b) any Cost Claim asserted against any Landlord Party seeking to require such Landlord Party to pay any such Cost or perform any such Remedial Response. However, the foregoing indemnity obligation shall not apply to any Cost or Cost Claim to the extent arising from the negligence or willful misconduct of any Landlord Party or any contractor of Landlord, or caused by the handling of any Hazardous Material on or about the Premises, the Building and/or the Property by any Landlord Party or any contractor of Landlord.

Exhibit F

11

EXHIBIT F-1

BLAZER I

FORM OF LETTER OF CREDIT

________________________

[Name of Financial Institution]

Irrevocable Standby

Letter of Credit

No. ______________________

Issuance Date:_____________

Expiration Date:____________

Applicant:__________________

Beneficiary

[Insert Name of Landlord]

[Insert Building management office address]

_____________________________

_____________________________

_____________________________

Ladies/Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of ____________________ U.S. Dollars ($____________________) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.          An original copy of this Irrevocable Standby Letter of Credit.

2.          Beneficiary’s dated statement purportedly signed by an authorized signatory or agent reading: “This draw in the amount of ______________________ U.S. Dollars ($____________) under your Irrevocable Standby Letter of Credit No. ____________________ represents funds due and owing to us pursuant to the terms of that certain lease by and between ______________________, as landlord, and _____________, as tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease.”

It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing, by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent, in the same manner, to: Equity Office, 2 North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, Attention: Treasury Department. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary’s signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) this Irrevocable Standby Letter of Credit is transferable and may be transferred more than one time, without our approval (provided that the transfer complies with applicable laws), and without charge to you. Any transfer request must be presented to us with the original Irrevocable Standby Letter of Credit and amendments, if any, and a completed request for transfer in the form attached hereto as Exhibit A.

This Irrevocable Standby Letter of Credit is subject to the International Standby Practices (ISP98) ICC Publication No. 590.

Exhibit F-1

1

We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at ______________________________________________ to the attention of __________________________________.

Very truly yours,

[name]

Exhibit F-1

2

EXHIBIT A

to

Letter of Credit

DATE:

U.S. BANK NATIONAL ASSOCIATION

INTERNATIONAL DEPT. SL-MO-L2IL

721 LOCUST STREET

ST. LOUIS, MISSOURI 63101

RE: LETTER OF CREDIT NO.

ISSUED BY U.S. BANK NATIONAL ASSOCIATION

LADIES AND GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

[NAME OF TRANSFEREE]

[ADDRESS]

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE AND THE TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR DECREASES OR EXTENSIONS OR OTHER AMENDMENTS AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT, INCLUDING ANY AND ALL ORIGINAL AMENDMENTS ARE RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE HEREOF, AND FORWARD IT TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

VERY TRULY YOURS,

[BENEFICIARY]

AUTHORIZED SIGNATURE

SIGNATURE AUTHORIZED

_______________________________

(Name of Bank)

_______________________________

(Authorized Signature)

EXHIBIT F-2

BLAZER I

OUTLINE OF POTENTIAL REFUSAL SPACE

Exhibit F-2

1